As filed with the Securities and Exchange Commission on September 21, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

Artemis Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2844 (Primary Standard Industrial Classification Code Number)	81- 1417774 (I.R.S. Employer Identification Number)

3 Eliezer Vardinon St.,
Petach Tikva, Israel 4959507
+972-77-407-4700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

18 East 16th Street, Suite 307,
New York, NY 10003
(646) 233-1454
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Oded Har-Even, Esq.
Ron Ben-Bassat, Esq.
Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Telephone: (212) 660-5000
Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐        Accelerated filer ☐        Non-accelerated filer ☒        Smaller reporting company ☒        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated September 21, 2022

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Artemis Therapeutics, Inc.

16,232,246 SHARES OF COMMON STOCK

    The selling stockholders named in this prospectus are offering 16,232,246 shares of common stock, par value $0.01 (the “Common Stock”) of Artemis Therapeutics, Inc. (the “Company”). We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock to be offered by the selling stockholders. See “Use of Proceeds.” We are registering the sale of these shares of common stock to satisfy registration rights we have granted to the selling stockholders.

This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders named in this prospectus (the “Selling Stockholders”). If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. The Selling Stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We will pay the expenses of registering these shares.

Our Common Stock is quoted on the OTC Pink Open Market under the symbol “ATMS”. On September 14, 2022, the last reported bid price of our Common Stock was $1.75 per share.

As of the date of this prospectus, our Common Stock is subject to quotation on the OTC Pink Open Market operated by the OTC Markets Group, Inc. The Selling Stockholders may offer, sell or distribute all or a portion of the shares of common stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. The selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling Stockholders will pay no offering expenses, but all selling and other expenses incurred by the selling Stockholders will be paid by the selling Stockholders.

Investing in our Common Stock involves risks. To read about factors you should consider before buying shares of our common stock See “Risk Factors” on page 7.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ATMS	OTC Pink Open Market

The date of this prospectus is , 2022.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. The information contained in this prospectus is current only as of the date on the cover page of this prospectus and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus. Neither we nor the Selling Stockholders are making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context indicates otherwise, as used in this prospectus, the terms “Manuka,” “the Company,” “we,” “our,” and “us” refer to Artemis Therapeutics, Inc., a Delaware corporation and its subsidiary Manuka Ltd., a limited liability company organized under the laws of the State of Israel.

Trademarks and Trade Names

Solely for convenience, any trademarks, trade names, service marks or copyrights referred to or used herein are listed without the applicable ©, ® or ™ symbol, but such references or uses are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent under applicable law, our or their, as applicable, rights to these trademarks, trade names, service marks and copyrights. Other trademarks, trade names, service marks or copyrights of any other company appearing in this prospectus are, to our knowledge, the property of their respective owners.

Market and Industry Information

While we believe the estimated market position, market opportunity and market size information included in this prospectus is generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Other market data and industry information is based on management’s knowledge of the industry and good faith estimates of management. All of the market data, panel data and industry information used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties.

PROSPECTUS SUMMARY

This summary highlights certain information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial data and related notes. You should carefully read the documents incorporated by reference herein, which are described under “Where You Can Find More Information”.

Company Overview

Until January 10, 2019, we were engaged in the development of agents for the prevention and treatment of severe and potentially life-threatening infectious diseases. On January 10, 2019, we received a notice regarding the immediate termination of a certain license agreement, dated May 31, 2016 (the “License Agreement”), executed by and between the Company, Hadasit Medical Research Services and Development Ltd. and the Hong Kong University of Science and Technology R and D Corporation Limited. We relied primarily on the License Agreement with respect to the development of Artemisone, our former lead product candidate. Upon the termination of the License Agreement, the Company ceased having an operating business.

   From January 10, 2019 to June 30, 2022, we had no business operations and have been classified as a “shell” company, as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

On March 6, 2022, we signed a Share Exchange Agreement, as amended (the “Share Exchange Agreement”), with Manuka Ltd., a limited liability company organized under the laws of the State of Israel, having an office for the transaction of business at 3 Eliezer Vardinon St., Petach Tikva, 4959507, Israel (“Manuka”), pursuant to which Manuka became our wholly owned subsidiary. As the shareholders of Manuka Ltd. received the largest ownership interest in the Company, Manuka Ltd. was determined to be the “accounting acquirer” in the reverse recapitalization. As a result, the historical financial statements of the Company were replaced with the financial statement of Manuka Ltd. for all periods presented, except for the adjustments to reflect the legal capital of the Company. The transactions contemplated by the Share Exchange Agreement closed on June 30, 2022 (the “Closing”) and following the Closing, we adopted the business of Manuka. Pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding shares of Manuka (the “Manuka Shares”) from Manuka’s shareholders in exchange for an aggregate amount of 33,791,641 shares of our Common Stock of and 110,000 shares of our Series D Preferred stock (convertible into 66,000,000 shares of our common stock) (collectively, the “Consideration Shares”), such that Manuka’s shareholders held, immediately following the closing, eighty-nine percent (89%) of our issued and outstanding share capital (including and assuming the full conversion of the Series D Preferred stock).

In addition, on June 30, 2022, we entered into various debt forgiveness agreements with various existing stockholders, including Tonak Ltd. (formerly our largest shareholder), for the forgiveness of an aggregate of $306,117 in outstanding debt in exchange for the issuance of 3,031,567 shares of our Common Stock. On June 30, 2022, we entered into various warrant exchange agreements for the exchange of certain warrants to purchase shares of our Common Stock, originally issued in October 2017, in exchange for an aggregate of 2,342,802 shares of our Common Stock. On June 30, 2022, we entered into several debt forgiveness agreement and warrant exchange agreements, including: (i) a debt forgiveness agreement with Cutter Mill Capital LLC, pursuant to which we agreed to issue 894,169 shares of our Common Stock. We also agreed to register all such shares of Common Stock issued to Cutter Mill Capital, , within the earlier of 60 days following the closing date of the Share Exchange Agreement (provided, however that in the event we have not cleared comments with the SEC with respect to this filing relating to the transactions contemplated by the Share Exchange Agreement, such date shall be 90 days following the date if the agreement) and the date that we file its next registration statement, and agreed to obtain effectiveness within 90 days (or 120 days in the event of a full review by the SEC); (ii) a debt forgiveness agreement with Tonak Ltd., pursuant to which we agreed to issue 1,573,582 shares of our Common Stock; (iii) a debt forgiveness agreement with Hadasit Medical Research Services and Development Ltd., pursuant to which we agreed to issue 95,256 shares of our Common Stock; (iv) warrant exchange agreements with Globis Capital Partners, LP and Globis International Investments LLC, pursuant to which we agreed to issue 1,585,682 and 616,654 shares of our Common Stock, respectively; (v) warrant exchange agreements with Brian M. Culley and Amiad Solomon, pursuant to which we agreed to issue to each 220,233 shares of our Common Stock; and (vi) an option exchange agreement with Chanan Morris, pursuant to which we agreed to issue to each 780,934 shares of our Common Stock.

Since its inception, Manuka’s business activities primarily consisted of distributing Mānuka honey imported from New Zealand, developing and distributing supplements aimed at the beauty and skincare markets and, developing and manufacturing skincare products based on New Zealand’s Mānuka honey and bee venom, among other natural ingredients. All three segments of Manuka’s products are to be marketed and sold solely on its websites. Manuka's skincare products are manufactured in Israel.

Manuka’s current products are marketed and sold solely on its website in Israel, www.bmanuka.co.il, and to be marketed and sold globally at www.bmanuka.com.

Corporate Information

Our mailing address is Manuka Ltd, 3 Eliezer Vardinon St., Petach Tikva, Israel 4959507, and our telephone number is +972-77-407-4700. Our Israeli web site address is www.bmanuka.co.il, and our prospective global web site address is www.bmanuka.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

The Company’s Common Stock is not listed on any national stock exchange but is quoted on the OTC Pink Open Market under the symbol “ATMS.”

THE OFFERING

 This prospectus relates to the sale, from time to time, by the Selling Stockholders identified in this prospectus of up to 16,232,246 shares of Company’s Common Stock, consisting of: (i) 2,936,311 shares of Common Stock issued to certain stockholders in connection with several debt forgiveness agreements with the Company in consideration of a debt forgiveness; (ii) 780,934 shares of Common Stock issued to certain stockholders in connection with an option exchange agreement; (iii) 2,642,802 shares of Common Stock issued to certain stockholders in connection with several warrant exchange agreements; and (iv) 7,629,690 shares of Common Stock of certain stockholders.

   We are registering the sale of these shares (the “Resale Shares”) to satisfy registration rights we have granted to the Selling Stockholders. The Selling Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. The Selling Stockholders will pay no offering expenses, but all selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders. We will not receive any proceeds from the sale of Common Stock to be offered by the Selling Stockholders.

Common Stock Offered by the Selling Stockholders:	Up to 16,232,246 shares of Common Stock.

Common Stock Currently Issued and Outstanding	111,125,405 shares of Common Stock.

Use of Proceeds:
The Selling Stockholders will receive all of the proceeds from the sale of our Common Stock in this offering. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. See “Use of Proceeds.”

Risk Factors:
An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Listing:	Our Common Stock is subject to quotation on OTC Pink Open Market under the symbol “ATMS”.

Except as otherwise indicated, the number of shares of our Common Stock outstanding after this offering is based on 111,125,405 shares of Common Stock currently issued and outstanding as of September 21, 2022 and assumes no exercise, settlement or termination of any outstanding stock options, stock appreciation rights, restricted stock awards or other stock-based awards after August 30, 2022.

SUMMARY FINANCIAL INFORMATION

  The following summary of our financial data should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our interim unaudited consolidated financial statements for the six months ended June 30, 2022 and our audited consolidated financial statements as of and for the year ended December 31, 2021, appearing elsewhere in this prospectus.

The following tables set forth our summary financial information for the periods as of the dates indicated. All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Six Months ended June 30,		For the Year Ended December 31,	Period from March 22, (Inception) to December 31
	2 0 2 2	2 0 2 1	2 0 2 1	2 0 2 0
	(USD in thousands)
	$	$	$	$

Revenues	78	4	7	-
Costs of revenues	21	1	1	-
Gross profit	57	3	6	-
Operating expenses
Sales and marketing	196	18	66	38
General and administrative	280	55	230	23
Total operating expenses	476	73	296	61
Operating loss	(419)	(70)	(290)	(61)
Financial expenses (expenses)/ Income, net	14	(9)	(39)	(7)
Net Loss and Total Comprehensive Loss	(405)	(79)	(329)	(68)
Loss per common stock:
Basic and diluted net loss per common stock	(0.0041)	(0.0010)	(0.0041)	(0.0011)
Weighted average number of shares of Common Stock used in calculation of net loss per common stock:	31,624,556	26,109,483	26,139,289	20,315,323

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to management’s current view with respect to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Such forward-looking statements may include projections with respect to market size and acceptance, revenues and earnings, marketing and sales strategies, and business operations. Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	sales of our products;

●	the size and growth of our product market;

●	our limited operating history and inability to effectively grow our business;

●	our developing and manufacturing capabilities;

●	supply disruption;

●	our entering into certain partnerships with third parties;

●	obtaining required regulatory approvals for sales or exports of our products;

●	our marketing plans;

●	our expectations regarding our short- and long-term capital requirements;

●	the effect of COVID-19 on our business;

●	our outlook for the coming months and future periods, including but not limited to our expectations regarding future revenue and expenses; and

●	information with respect to any other plans and strategies for our business.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” for additional risks that could adversely impact our business and financial performance.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all the risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

RISK FACTORS

  An investment in our Common Stock is speculative and illiquid and involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus before purchasing shares of our Common Stock. If any of the following risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our Common Stock could decline, and you could lose all or a substantial portion of the money that you pay for our Common Stock. The risks and uncertainties described below are not the only ones we are facing. Additional risks and uncertainties not presently known to us or that we deem immaterial may also impair our business operations or financial condition. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Risks Related to Our Business

Manuka has a limited operating history and is subject to the risks encountered by early-stage companies.

   Manuka was organized in Israel in March 2020. Because its operating company has a limited operating history, you should consider and evaluate its operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•	risks that Manuka may not have sufficient capital to achieve its growth strategy;
•	risks that Manuka may not develop its product and service offerings in a manner that enables us to be profitable and meet its customers’ requirements;
•	risks that its growth strategy may not be successful; and
•	risks that fluctuations in its operating results will be significant relative to its revenues.

   These risks are described in more detail below. Its future growth will depend substantially on Manuka’s ability to address these and the other risks described in this section. If Manuka does not successfully address these risks, its business would be significantly harmed.

Manuka’s future success depends on its ability to develop, receive FDA and other similar regulatory approval for, and introduce new products or product enhancements that will be accepted by the market in a timely manner, and if Manuka does not do so, its results of operations will suffer.

  It is important to Manuka’s business that it continues to build a pipeline of product offerings for the treatment skin conditions and cosmetic improvements to remain competitive. Consequently, its success will depend in part on Manuka’s ability to develop or acquire and introduce new products. However, Manuka may be unable to successfully maintain its regulatory clearance for existing products, or develop, obtain and maintain regulatory clearance or approval for product enhancements, or new products, or these products may not be accepted by clinicians who financially support many of the procedures performed with its products.

  If Manuka does not develop new products or product enhancements in time to meet market demand, if there is insufficient demand for these products or enhancements, or if competitors introduce new products with enhanced functionalities that are superior to those of Manuka, then its results of operations will suffer.

The success of Manuka’s business depends on its ability to maintain and enhance its reputation and brand.

  Manuka believes that its reputation in the skincare industry is of significant importance to the success of its business. A well-recognized brand is critical to increasing its customer base and, in turn, increasing its revenue. Since the skincare industry is highly competitive, its ability to remain competitive depends to a large extent on its ability to maintain and enhance its reputation and brand, which could be difficult and expensive. To build, maintain and enhance its reputation and brand, Manuka needs to successfully manage many aspects of its business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market.

   Manuka will continue to conduct various marketing and brand promotion activities. Manuka cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If Manuka fail to maintain and enhance its reputation and brand, or if we incur excessive expenses in its efforts to do so, Manuka’s business, financial conditions and results of operations could be adversely affected.

Manuka has incurred losses since its inception.

  To date Manuka has generated revenues only in the years 2021 and 2022. Manuka cannot give assurances that it will continue to generate revenues or income in the future.

   To date, Manuka has financed its operations primarily through marketing and sales, the sale of equity securities, shareholders loans and short-term credit. The amount of its future net losses will depend, in part, on the rate of its future expenditures and its ability to obtain funding through equity or debt financings, strategic collaborations, or grants. Skincare product development is a speculative undertaking and involves a substantial degree of risk. With respect to its current products and future products (in the pure honey market and the Gummy vitamins and food supplement), we are in early developments of its penetration to the global market. Even if Manuka obtains regulatory approval to market its products, its future revenue will depend upon the size of any markets in which its products may receive approval, and its ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors, and adequate market share for its product candidates in those markets.

   Manuka expects to continue to incur expenses and increasing operating losses for the foreseeable future. Manuka anticipates that its expenses will increase substantially if and as it:

•	continue its research and preclinical and clinical development of its products;
•	advance its programs into more expensive clinical studies;
•	initiate additional preclinical, clinical, or other studies for its product candidates;
•	change or add additional manufacturers or suppliers;
•	seek regulatory and marketing approvals for our product that successfully complete regulatory approvals;
•	establish a sales, marketing, and distribution infrastructure to commercialize any products for which Manuka may obtain marketing approval;
•	make milestone or other payments under any license agreements;
•	seek to maintain, protect, and expand its intellectual property portfolio;
•	seek to attract and retain skilled personnel;
•	create additional infrastructure to support its operations as a public company and its product development and planned future commercialization efforts; and
•
experience any delays or encounter issues with any of the above, including but not limited to failed studies, complex results, safety issues, or other regulatory challenges that require longer follow-up of existing studies, additional major studies, or additional supportive studies in order to pursue marketing approval.

   Further, the net losses Manuka incurs may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of its results of operations may not be a good indication of its future performance.

Manuka has had marginal revenues since inception. Our costs may grow quicker than our revenues, which may negatively affect our potential profitability.

   Manuka has experienced net losses and has generated a marginal revenues since its inception. We expect our expenses to continue to increase in the future as we expand our product offerings and hire additional personnel.  Manuka does not anticipate generating significant revenues until Manuka successfully develops, commercializes and sells its proposed products, of which Manuka can give no assurance. Our expenses may be greater than we anticipate which would have a negative impact on our results of operations and our ability to invest in expansion of our business such that may negatively affect our profitability. Manuka is unable to determine when it will generate significant revenues, if any, from the sale of any of such products.

   Manuka cannot predict when it will achieve significant profitability, if ever. Manuka’s inability to become significantly profitable may force us to curtail or temporarily discontinue its marketing and sales and its day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of June 30, 2022, Manuka had accumulated liabilities of $675,516.

If Manuka is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

   Manuka plans to rely on proprietary formulas, including unpatented know-how, to maintain its competitive position. Manuka will seek to protect these proprietary secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as its employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. Moreover, to the extent Manuka enters into such agreements, any of these parties may breach the agreements and disclose its proprietary information, including its trade secrets, and Manuka may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of its trade secrets were to be lawfully obtained or independently developed by a competitor, Manuka would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of its trade secrets were to be disclosed to or independently developed by a competitor, its competitive position would be harmed. In general, any loss of trade secret protection or other unpatented proprietary rights could harm its business, results of operations and financial condition.

Manuka may need additional financing to accomplish its business and strategic plans.

   The funds Manuka has on hand may not be adequate to develop its current business plan. Its ultimate success may depend on its ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. Manuka cannot guarantee that it will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. Manuka is at its early stages, is thinly capitalized and has not yet generated cash from operations. Manuka raised funds from an outside investor, which is not sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements, which raises substantial doubts as to the Company’s ability to continue as going concern. Manuka’s management plans to alleviate such doubts are mainly reliant on the support of its major stockholder by way of unequivocal support letter securing the necessary funds for the Manuka in the foreseeable future.

Manuka will need to raise additional financing to support the manufacturing of its products but it cannot be sure it will be able to obtain additional financing on terms favorable to us when needed. If Manuka is unable to obtain additional financing to meet its needs, its operations may be adversely affected or terminated.

                  It is highly likely that Manuka will need to raise significant additional capital in the future. Its current financial resources are limited and may not be sufficient to finance its operations until Manuka becomes profitable. It is likely that Manuka will need to raise additional funds in the near future in order to satisfy its working capital and capital expenditure requirements. Therefore, Manuka is dependent on its ability to sell its securities for funds, receive grants or to otherwise raise capital. There can be no assurance that Manuka will be able to obtain financing. Any sale of its common stock in the future will result in dilution to existing stockholders and could adversely affect the market price of its common stock. Also, we may not be able to borrow or raise additional capital in the future to meet its needs or to otherwise provide the capital necessary to conduct the development and commercialization of our potential products, which could result in the loss of some or all of one's investment in our Common Stock.

Third parties may initiate legal proceedings alleging that Manuka is infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on its business.

   Manuka’s commercial success depends upon its ability and the ability of its collaborators to develop, manufacture, market and sell its products and use its proprietary formulas without infringing the proprietary rights of third parties. Manuka may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to its products and formulas. Third parties may assert infringement claims against us based on existing proprietary rights that may be granted in the future. If Manuka is found to infringe a third party's proprietary rights, Manuka could be required to obtain a license from such third party to continue developing and marketing its formulas. However, Manuka may not be able to obtain any required license on commercially reasonable terms or at all. Even if Manuka were able to obtain a license, it could be non-exclusive, thereby giving its competitors access to the same technologies licensed to us. Manuka could be forced, including by court order, to cease commercializing the infringing product. In addition, Manuka could be found liable for monetary damages. A finding of infringement could prevent us from commercializing its product formulas or force us to cease some of its business operations, which could materially harm its business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on its business.

   Even if resolved in its favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract its technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of its common stock. Such litigation or proceedings could substantially increase its operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Manuka may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of its competitors are able to sustain the costs of such litigation or proceedings more effectively than Manuka can because of their greater financial strength. Uncertainties resulting from the initiation and continuation of litigation or other proceedings could have a material adverse effect on its ability to compete in the marketplace.

Product liability claims could damage its reputation and adversely affect Manuka’s business.

   The design, manufacture and marketing of its products each carry an inherent risk of product liability claims and other damage claims. In addition to the exposure, Manuka may have for defective products, clinicians may misuse its products or use improper techniques, regardless of how well trained, potentially leading to injury and an increased risk of product liability. A product liability or other damages claim, product recall or product misuse could require us to spend significant time and money in litigation, regardless of the ultimate outcome, or to pay significant damages and could seriously harm its business.

If Manuka fail to manage growth or to prepare for product scalability effectively, it could have an adverse effect on its employee efficiency, product quality, working capital levels and results of operations.

   Any significant growth in the market for its products or its entry into new markets may require an expansion of its employee base for managerial, operational, financial, and other purposes. As of June 14, 2022, Manuka had 3 employees and consultants who provide services on either a full-time or part-time basis. During any period of growth, Manuka may face problems related to its operational and financial systems and controls, including quality control and delivery and service capacities. Manuka would also need to continue to expand, train and manage its employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

   Aside from increased difficulties in the management of human resources, Manuka may also encounter working capital issues, as Manuka will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, Manuka will be required to continue improving its operations, management, and financial systems and controls. Manuka’s failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on its profitability. Manuka cannot assure investors that Manuka will be able to timely and effectively meet that demand and maintain the quality standards required by its existing and potential customers.

Manuka’s management team may not be able to successfully implement its business strategies.

    If its management team is unable to execute on its business strategies, then its development, including the establishment of revenues and its sales and marketing activities would be materially and adversely affected. In addition, Manuka may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. Manuka may seek to augment or replace members of its management team or Manuka may lose key members of its management team, and Manuka may not be able to attract new management talent with sufficient skill and experience.

If Manuka is unable to retain key executives and other key affiliates, its growth could be significantly inhibited, and its business harmed with a material adverse effect on its business, financial condition and results of operations.

   Manuka’s success is, to a certain extent, attributable to the management, sales and marketing, of certain personnel. Its 1-management team personnel, performs key functions in the operation of its business. The loss of him could have a material adverse effect upon its business, financial condition, and results of operations. If Manuka loses the services of its senior management, Manuka may not be able to immediately locate suitable or qualified replacements and may incur additional expenses to recruit and train new personnel, which could severely disrupt its business and prospects.

If Manuka fail to attract, hire and retain qualified personnel, Manuka may not be able to design, develop, market or sell our products or successfully manage our business.

   Manuka has a small management team and are particularly dependent on our core management team. Accordingly, Manuka’s business prospects are dependent on the principal member of our executive team, the loss of whose services could make it difficult for us to manage our business successfully and achieve our business objectives. While Manuka has entered into employment agreements with its executive officer, he could leave at any time, in addition to our other employees and consultants, who are all “at will” employees. Manuka’s ability to identify, attract, retain and integrate additional qualified key personnel is also critical to its success. Competition for skilled research, product development, regulatory and technical personnel is intense, and Manuka may not be able to recruit and retain the personnel it needs. The loss of the services of any key personnel, or our inability to hire new personnel with the requisite skills, could restrict our ability to develop our operations and business.

Investors may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws, against us or its executive officers and directors, or asserting U.S. securities laws claims in Israel.

  None of its directors or executive officers are residents of the United States. Most of its directors’ and executive officers’ assets and its assets are located outside the United States. Service of process upon us or its non-U.S. resident directors and executive officers and enforcement of judgments obtained in the United States against us or its non-U.S. directors and executive officers may be difficult to obtain within the United States. Manuka has been informed by its legal counsel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or its executive officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against us or its executive officers and directors.

 Moreover, among other reasons, including but not limited to fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

Reliance on Third Party Suppliers and Manufacturer Could be a Barrier

 Manuka relies upon third party suppliers and manufacturer, including Chic Cosmetics in Israel and Waitemata Honey Co located in New Zealand, to supply raw materials and its products. A supplier’s failure to supply materials in a timely manner, or to supply its finished products, may harm its ability to manufacture its products cost-effectively or at all, and its revenues and gross margins might suffer.

Underproduction could lead to undercapitalization of Market demand.

 Manuka may not meet its product development and commercialization milestones. Manuka has several development programs that are in the pre-commercial stage. The success of each formulation development program is highly dependent on its correct interpretation of commercial market requirements, and its translation of those requirements into applicable product specifications and appropriate development milestones. If Manuka has misinterpreted market requirements, or if the requirements of the market change, Manuka may develop a product that does not meet the cost and performance requirements for a successful commercial product. In addition, if Manuka does not meet the required development milestones, its commercialization schedules could be delayed, which could result in potential adverse effects on its business.

Changes in customer expectation in its industry and market may materially effect the results of Manuka’s operations.

  The risk of not meeting its customer expectations may result in shift in market shares. Manuka’s customers may not be satisfied with the products Manuka delivered, therefore there is a chance that they will choose products offered by its competitors. This may result in low sales revenue and lower in market share.

The future worldwide demand for its current products and its future products is uncertain. Manuka’s current products and its future products may not be accepted and may not become commercially successful.

  Customers may not perceive the benefits of its products and may be reluctant or unwilling to adopt Manuka’s products as a treatment option. While Manuka believes that its products are a better alternative to other treatments of certain skin conditions, individuals who are accustomed to using other modalities to treat customers may be reluctant to adopt broad use of its products.

  Manuka must grow markets for its products through education and awareness programs. While studies have been done, there may be more to perform, and certain there will be with new projects. The process of marketing the results of the studies is subject to a peer-review process. Peer reviewers may not consider the results of studies of its products and any future products sufficiently novel or worthy of publication. Failure to have studies of its product accepted may affect adoption of its products.

Increases in the demand for, or the price of, raw materials could hurt its profitability.

  The raw materials used to manufacture its products are subject to availability constraints and price volatility caused by weather, supply conditions, government regulations, general economic conditions, and other unpredictable factors. Increases in the demand for, or the price of, raw materials could hurt its profitability.

Risks Related to The Securities Markets and Investments in Our Common Stock

Manuka’s primary shareholder possesses the majority of its voting power, and through this ownership, control the Company and its corporate actions.

  The primary shareholder and executive officer, Shimon Citron holds, together with his spouse, a stake of 72% of the voting power in the Company. This executive officer, thus, has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to its stockholders for approval, including mergers, consolidations, and the sale of all or substantially all of its assets, election of directors, and other significant corporate actions. As such, this executive officer has the power to prevent or cause a change in control; therefore, without his consent Manuka could be prevented from entering into transactions that could be beneficial to us. The interests of its executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of our Common Stock and volatility risks.

  Our Common Stock is traded on the over-the-counter market with quotations published on the OTC Pink Open Market, under the symbol “ATMS”. The trading volume of the Common Stock historically has been limited and sporadic, and the stock prices have been volatile. As a result of the limited and sporadic trading activity, the quoted price for the Common Stock on the over-the-counter market is not necessarily a reliable indicator of its fair market value. The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTC Pink Open Market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

  The trading volume of our Common Stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

  We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our Common Stock on the OTC Pink Open Market may not necessarily be a reliable indicator of our fair market value. In addition, if our shares of Common Stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our Common Stock and as a result, the market value of our Common Stock likely would decline.

  The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	The increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;
•	variations in quarterly operating results from the expectations of securities analysts or investors;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
•	announcements of new products or services by us or our competitors;
•	reductions in the market share of our products;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	general technological, market or economic trends;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	additions or departures of key personnel.

  Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. Manuka cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of Common Stock for sale at any time will have on the prevailing market price.

Because Manuka became public by means of a “reverse merger”, Manuka may not be able to attract the attention of major brokerage firms.

  There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms and securities institutions may not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our Common Stock. The absence of such research coverage could limit investor interest in our Common Stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Our Common Stock may not be eligible for listing or quotation on any national securities exchange.

  We do not currently meet the initial quantitative listing standards of any national securities exchange. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange in the future, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Until our Common Stock is listed on a national securities exchange, which event may never occur, we expect that it will continue to be eligible and quoted on the OTC Pink Open Market. However, investors may find it difficult to obtain accurate quotations as to the market value of our Common Stock. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over the counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Our stock price may be volatile.

  The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
•	sales of our Common Stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

  In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our Common Stock is subject to price volatility unrelated to our operations.

  The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTC Pink Open Market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

The securities issued in connection with the Share Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

  The shares of Common Stock being issued in connection with the Share Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Share Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

  A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, We can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet its obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our Common Stock.

  A portion of the outstanding shares of Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Pink Open Market). A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of Common Stock in any active market that may develop.

Manuka does not plan to declare or pay any dividends to its stockholders in the near future.

  Manuka has not declared any dividends in the past, and it does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain resources and distract management.

  As a public company, Manuka is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that Manuka files annual, quarterly and current reports with respect to the business and financial condition. The Sarbanes-Oxley Act requires that Manuka maintains effective disclosure controls and procedures and internal controls over financial reporting.

  Manuka may incur significant costs associated with its public company reporting requirements and costs associated with applicable corporate governance requirements. Manuka expects all of these applicable rules and regulations to significantly increase its legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on its business, financial condition and results of operations. Manuka also expects that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and Manuka may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on its board of directors or as executive officers. Manuka is currently evaluating and monitoring developments with respect to these rules, and it cannot predict or estimate the amount of additional costs Manuka may incur or the timing of such costs.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

  A change in accounting standards or practices can have a significant effect on reported results and may even affect reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect reported financial results or the way Manuka conducts business.

“Penny Stock” rules may make buying or selling our Common Stock difficult.

  Trading in our Common Stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our Common Stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit the market price and liquidity of our Common Stock.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

  In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

USE OF PROCEEDS

  All shares of our Common Stock offered by this prospectus will be sold by the Selling Stockholders. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable Selling Stockholders.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Market Information

  Our Common Stock is quoted on and trades in the OTC Pink Open Market under the symbol of “ATMS”. The OTC Pink Open Market operated by the OTC Markets Group, Inc. is a computer network that provides information on current “bids” and “asks”, as well as volume information. Trading in stocks quoted on the OTC Pink Open Market is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. Furthermore, quotations on the OTC Pink Open Market reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

  As of September 21, 2022, there were approximately 91 stockholders. This figure includes an indeterminate number of stockholders who hold their shares in “street name.”

Dividends

  We have not paid dividends on our Common Stock since inception and the Company does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends on retaining earnings, if any, to reinvest in its development and growth. The declaration of dividends in the future will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other factors the board of directors deems relevant.

Equity Compensation Plans

  We do not have in effect any compensation plans under which our equity securities are authorized for issuance, and we do not have any outstanding stock options.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company for the six months ended June 30, 2022 and the year ended December 31, 2021 and should be read in conjunction with the interim unaudited consolidated financial statements for the six months ended June 30, 2022 and related notes and with the audited consolidated financial statements and related notes of the Company as of and for the year ended December 31, 2021 and related notes thereto. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted. This discussion contains forward-looking statements that involve risks and uncertainties including those discussed below and elsewhere in this prospectus, particularly those under "Risk Factors." Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors.

Overview

  We are a beauty company that develops and distributes premium-quality skincare products, that are based on Mānuka honey and bee venom. Since our inception, Manuka’s business activities primarily consisted of developing and manufacturing skincare products based on Mānuka honey and bee venom from New Zealand, among other natural ingredients, marketed and sold solely on our website in Israel, www.bmanuka.co.il, and to be marketed and sold globally at www.bmanuka.com.

  Our Common Stock is quoted on the OTC Pink Open Market under the symbol “ATMS”.

Components of Operating Results

Revenue

Following the Company's sales efforts in the six months ended 30 June 2022, the Company began to sell more products and have increased its repeated customers; the Company currently sells a variety of five new products in addition to our first product, entered into the sales cycle.

Operating Expenses

  Our current operating expenses consist of two components - sales and marketing and general and administrative expenses.

Comparison of the Six Months Ended June 30, 2022 to the Six Months Ended June 30, 2021

Results of Operations

  The following table presents our results of operations for the six months ended June 30, 2022 and 2021.

	For the Six Months Ended June 30,
	2022	2021
(USD in thousands)	(Unaudited)
Revenues	78	4
Cost of revenues	21	1
Gross profit	57	3

Sales and marketing expenses, net	$196	$18
General and administrative expenses	280	55
Operating loss	(419)	(71)
Financial (expenses) income, net	14	(8)
Net loss	$(405)	$(79)
Loss attributable to holders of Common Stocks	(0.0041)	(0.0010)

Revenues

 During the six months ended June 30, 2022, we generated revenues of $78 thousand compared to $3 thousand for the six months ended June 30, 2021. The reason for the increase in revenues for the six months ended June 30, 2022, was mainly due to deployment of 5 new products and our marketing and sales efforts, as well as an increase in sales and repeat customers.

Costs of revenues

During the six months ended June 30, 2022, we had cost of revenue of $21 thousand compared to $1 thousand for the six months ended June 30, 2021. The reason for the increase in cost of revenue for the six months ended June 30, 2022, was mainly due to an increase of purchases of raw materials for products following an increase in sales.

Gross profit

During the six months ended June 30, 2022, we had cost of gross profit of $57 thousand compared to $3 thousand for the six months ended June 30, 2021. The reason for the increase in gross profit  for the six months ended June 30, 2022, was mainly due an increase in sales and repeat customers.

Sales and Marketing Expenses, net

 During the six months ended June 30, 2022, we had sales and marketing expenses of $196 thousand compared to $18 thousand for the six months ended June 30, 2021. The increase in our sales and marketing expenses for the six months ended June 30, 2022 is mainly due to the deployment of 5 new products and the Company's efforts to increase its sales and generate new customers.

General and Administrative Expenses

 Our general and administrative expenses for the six months ended June 30, 2022, which consisted primarily of professional services and executives’ salaries, amounted to $280 thousand compared to $55 thousand for the six months ended June 30, 2021. The increase in the general and administrative expenses for the six months ended June 30, 2022, was mainly due to increase in consultants and professional services expenses paid in connection with the Share Exchange Agreement.

Operating Loss

  As a result of the foregoing, our operating loss totalled $419 thousand for the six months ended June 30, 2022, representing an increase of $348 thousand, or 490%, compared to $71 thousand for the six months ended June 30, 2021.

Financial Expenses

  For the six months ended June 30, 2022, we had financial income, net of $15 thousand compared to financial expense of $8 thousand for the six months ended June 30, 2021. The reason for the decrease in financial expenses for the six months ended June 30, 2022, was due to changes in exchange rates and translation differences.

Net Loss

  We incurred a net loss of $405 thousand for the six months ended June 30, 2022 as compared to a net loss of $79 thousand for the six months ended June 30, 2021. The reason for the increase in net loss is mainly due to the increase in the Company's marketing and sales efforts to increase the number of customers as well as an increase in consultants and professional services expenses paid in connection with the Share Exchange Agreement.

Comparison of the Year Ended December 31, 2021 to Period from March 22, (Inception) to December 31, 2020

Results of Operations

  The following table presents our results of operations for the year ended December 31, 2021 and the period from March 22, (Inception) to 2020. We only began selling our products in 2021.

	For the Year Ended December 31,	Period from March 22, (Inception) to December 31
	2021	2020
	(USD in thousands)
Revenue	7	-
Cost of revenue	1	-

Gross profit	6	-

Sales and marketing expenses, net	$67	$38
General and administrative expenses	230	23
Operating loss	(290)	(61)
Financial expenses	(39)	(7)
Net loss	$(330)	$(68)
Loss attributable to holders of common stock	(0.0041)	(0.008)

Sales and Marketing Expenses, net

  Our sales and marketing expenses for the year ended December 31, 2021, amounted to 67 thousand representing an increase of 29 thousand or 76%, compared to 38 thousand for the period from March 22, (Inception) to December 31, 2020. The increase was primarily attributable to an increase of $29 thousand in our efforts to reach the target market and in order to increase the exposure to the Company’s products among its customers.

General and Administrative Expenses

  Our general and administrative expenses totaled $230 thousand for the year ended December 31, 2021, representing an increase of $207 thousand, compared to $23 thousand for the period from March 22, (Inception) to December 31, 2020. The increase was primarily attributable to an increase of $166 thousand in expenses due to management fees to the founder and keeping office for our emerging operations.

Operating Loss

  As a result of the foregoing, our operating loss totaled $290 thousand for the year ended December 31, 2021, representing an increase of $229 thousand, or 375% compared to $61 thousand for the period from March 22, (Inception) to December 31, 2020.

Financial Expenses

  We recognized financial expense of $39 thousand for the year ended December 31, 2021, representing an increase of $32 thousand, or 457% compared to $7 thousand for the period from March 22, (Inception) to December 31, 2020. The increase was primarily attributable to interest from the shareholder’s loan and to the foreign exchange rates  losses  from Israeli Shekels to the U.S. Dollar.

Net Loss

   As a result of the foregoing, our net loss totaled $330 thousand for the year ended December 31, 2021, representing an increase of $262 thousand, or 385%, compared to $68 for the period from March 22, (Inception) to December 31, 2020.

Impact of COVID-19

  The global spread of COVID-19 led many countries, including Israel, to impose stringent limitations on movement, gatherings, transit of passengers and goods and to close the borders between countries. The responses of governments have notably impacted many economies as well as capital markets worldwide.

  Manuka was incorporated under the laws of the State of Israel on March 22, 2020. The company experienced no significant impact on its business since its inceptions and during its operations.

  It is currently unclear the extent to which COVID-19 may impact our business and financial results going forward, as the impact will depend on future developments with the pandemic which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions by governments around the world to contain COVID-19 or treat its impact, among others.

Liquidity and Capital Resources

Overview

Since our inception, we did have significant revenues and have incurred significant operating losses and negative cash flows from our operations. We have funded our operations principally with approximately $501 thousand from the issuance of common stock and 177 thousand a loan from a major stockholder and with 96 thousand short-term credit. As of December 31, 2021, we had approximately $471 thousand in cash and cash equivalents.

  The table below presents our cash flows for the periods indicated:

	For the Year Ended December 31,	Period from March 22, (Inception) to December 31	For the Six Months Ended June 30,
(USD in thousands)	2021	2020	2022	2021

Net cash provided by (used in) operating activities	$(279)	$(58)	$(293)	$(99)
Net cash provided by (used in) investing activities	$(27)	$(1)	$(18)	$(17)
Net cash provided by (used in) financing activities	774	62	(11)	113
Net increase (decrease) in cash and cash equivalents	468	3	(322)	(3)

Operating Activities

  Net cash used in operating activities was $293 thousand for the six months ended June 30, 2022, compared to $99 thousand used in operations for the same period in 2021. Cash used in operations increased mainly due to the increase in our operating activities.

  Net cash used in operating activities of $280 thousand during the year ended December 31, 2021, compared to $58 thousand during the year ended December 31, 2020, was primarily used for professional services, travel, rent and other miscellaneous expenses.

Net Cash used in investing activities

  Net cash used for investing activities was $18 thousand for the six months ended June 30, 2022, an increase of $0.8 thousand compared to $17 thousand for the same period in 2021. Cash used for investing activities increased mainly due to an increase in fixed assets (purchase of property and equipment) during the six months ended June 30, 2022.

 Net cash provided by investing activities was $27 thousand for the year ended December 31, 2021, as compared $1 thousand for the period from March 22, (Inception) to December 31, 2020. The increase was mainly attributable to purchase of fixed assets.

Net Cash provided by financing activities

  Net cash provided by financing activities was $(11) thousand for the six months ended June 30, 2022 compared to $113 thousand net cash provided by financing activities during the same period in 2021. The decrease in financing activities is mainly due to a decrease in short-term bank credit and other loans for working capital.

  Net cash provided by financing activities was $775 thousand for the year ended December 31, 2021, as compared to $62 thousand for the period from March 22, (Inception) to December 31, 2020. The increase was mainly attributable to equity raising.

Financing Arrangements

              Since our inception we have funded our operations primarily through shareholders loans, by our Director and Chief Executive Officer, Mr. Citron, in an aggregate amount of $757 thousand. As of June 30, 2022 our financial arrangements with Mr. Citron includes several loans at an aggregate amount of $233 thousand. The loans bear no interest and are linked to the Israeli Consumer Prices Index (“CPI”). The repayment date has not been determined.

We expect our expenses to increase significantly in connection with our ongoing operations, particularly as we advance marketing activities to introduce our products to the market and find new markets.

We are still growing and do not know how to estimate our future expenses at this time.

Until such time, if ever, that we can generate product revenue sufficient to achieve profitability, we expect to finance our cash needs through the sales of our securities, milestone payments and other outside funding sources. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through government and other third-party funding, collaboration agreements, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products or product candidates that we would otherwise prefer to develop and market by ourselves. In addition, if we are unable to fund outside sources of funding, our majority stockholders intend to provide us with the necessary financial support to continue our operations.

Seasonality

                Manuka currently expects that its business will be subject to seasonal fluctuation. Such estimates of  significant portions of net sales and profits to be realized during the fall, winter and spring seasons as well as peaks during seasonal holidays such as Black Friday, Christmas, New Year, and Easter.

Off-Balance Sheet Arrangements

  There are no off-balance sheet arrangements.

Quantitative and Qualitative Disclosure About Market Risk

  We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our current investment policy is to invest available cash in bank deposits with banks that have a credit rating of at least A-. Accordingly, a substantial majority of our cash and cash equivalents is held in deposits that bear interest. Given the current low rates of interest we receive, we will not be adversely affected if such rates are reduced. Our market risk exposure is primarily a result of foreign currency exchange rates, which is discussed in detail in the following paragraph.

Critical Accounting Policies and Estimates

  We describe our significant accounting policies more fully in Note 2 to our financial statements for the year ended December 31, 2021. We believe that the accounting policy below is critical in order to fully understand and evaluate our financial condition and results of operations.

  We prepare our financial statements in accordance with U.S. GAAP. At the time of the preparation of the financial statements, our management is required to use estimates, evaluations and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, income and expenses. Our management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgment and assumptions can affect reported amounts and disclosures made. Actual results could differ from those estimates. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

  We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial information included in this annual report:

Going Concern

  We are required to conclude whether there are material uncertainties that give rise to significant doubt over the Company’s ability to continue as a going concern for at least twelve months from the date of the approval of the financial statements. The Company is at its early stages, is thinly capitalized and has not yet generated cash from operations. Manuka Ltd. raised funds from an outside investor, which is not sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements, which raises substantial doubts as to the Company’s ability to continue as going concern. Our management plans to alleviate such doubts are mainly reliant on the support of its major stockholder by way of unequivocal support letter securing the necessary funds for us in the foreseeable future. Our conclusion that the Company has the ability to continue as a going concern involves estimation and uncertainty regarding the Company's future cash flows, the reliance on the shareholders support and his ability to support the Company.

Financial statement in U.S. dollars

  Our reporting currency is the U.S. dollar, and our functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

  Transactions and balances denominated in foreign currencies have been re-measured to dollars in accordance with the provisions of ASC 830-10, “Foreign Currency Translation.”

  All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

Impact of Inflation and Currency Fluctuations

  Our functional and reporting currency is the U.S. dollar. We incur some of our expenses in other currencies. As a result, we are exposed to the risk that the rate of inflation in countries in which we are active other than the United States will exceed the rate of devaluation of such countries’ currencies in relation to the dollar or that the timing of any such devaluation will lag behind inflation in such countries. To date, we have been affected by changes in the rate of inflation or the exchange rates of other countries’ currencies compared to the dollar, and we cannot assure you that we will not be adversely affected in the future.

  The annual rate of inflation in Israel was 2.8% in 2021 and -0.7% in 2020. The NIS revaluated against the U.S. dollar by approximately -3.3% in 2021 and -7% in 2020.

  Moreover, for the first few years after we are able to successfully commercialize one of our products, we expect that the substantial majority of our revenues from the sale of our products in the United States, if any, will be denominated in U.S. dollars. Since a portion of our expenses is denominated in NIS and other non-U.S. currencies, we are exposed to risk associated with exchange rate fluctuations vis-à-vis the non-U.S. currencies. See “Risk Factors- Exchange rate fluctuations between the U.S. Dollar and the NIS may negatively affect our earnings and could adversely affect our results of operations.” If the NIS fluctuates significantly against the U.S. dollar it may have a negative impact on our results of operations. As of the date of this prospectus and for the periods under review, fluctuations in the currencies exchange rates have not materially affected our results of operations or financial condition.

  We do not hedge our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the material adverse effects of such fluctuations.

Internal Control over Financial Reporting

  In connection with the audits of our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

  The material weakness identified relates to lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of US GAAP to design and implement formal period-end financial reporting controls and procedures to address complex US GAAP technical accounting issues, and to prepare and review the consolidated financial statements and related disclosures in accordance with US GAAP and financial reporting requirements set forth by the SEC. The material weakness, if not timely remedied, may lead to material misstatements in our consolidated financial statements in the future.

     To remediate the identified material weakness, we plan to continue to implement several measures, including, among others:

•
hiring additional accounting staff with adequate US GAAP and SEC reporting experience to address complex US GAAP technical accounting issues and to prepare and review the financial statements and related disclosures in accordance with US GAAP and SEC financial reporting requirements;

•
formulating a formal and regular training program for accounting personnel to equip them with sufficient knowledge and practical experience of preparing financial statements under US GAAP and SEC reporting requirements, including mandatory requirements for accounting staff to attend US GAAP course programs offered by third-party organization or accounting firm on a periodically basis; and

•
establishing clear roles and responsibilities for accounting and financial reporting staff to develop and implement formal comprehensive financial period-end closing policies and procedures to ensure all transactions are properly recorded and disclosed.

 However, we cannot assure you that we will remediate our material weakness in a timely manner.

BUSINESS

Corporate Overview

  Until January 10, 2019, we were engaged in the development of agents for the prevention and treatment of severe and potentially life-threatening infectious diseases. On January 10, 2019, we received a notice regarding the immediate termination of a certain license agreement, dated May 31, 2016 (the “License Agreement”), executed by and between the Company, Hadasit Medical Research Services and Development Ltd. and the Hong Kong University of Science and Technology R and D Corporation Limited. We relied primarily on the License Agreement with respect to the development of Artemisone, our former lead product candidate. Upon the termination of the License Agreement, the Company ceased having an operating business.

  From January 10, 2019 through June 30, 2022, we had no business operations and have classified as a “shell” company, as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

  On March 6, 2022, we signed our Share Exchange Agreement between Artemis Therapeutics, Inc. and Manuka Ltd., pursuant to which Manuka became our wholly owned subsidiary. On the Closing Date, which occurred on June 30, 2022, Artemis acquired all of Manuka Shares from Manuka’s shareholders in exchange for an aggregate amount of 33,791,641 shares of Common Stock of Artemis and 110,000 shares of Artemis’ Series D Preferred stock (convertible into 66,000,000 shares of Artemis’ Common Stock), such that Manuka’s shareholders hold, immediately following the Closing, eighty-nine percent (89%) of Artemis’ issued and outstanding share capital (including and assuming the full conversion of the Series D Preferred stock).

  In addition, on June 30, 2022, we entered into various debt forgiveness agreements with various existing stockholders, including Tonak Ltd. (formerly our largest shareholder), for the forgiveness of an aggregate of $306,117 in outstanding debt in exchange for the issuance of 3,031,567 shares of our Common Stock. On June 30, 2022, we entered into various warrant exchange agreements for the exchange of certain warrants to purchase shares of our Common Stock, originally issued in October 2017, in exchange for an aggregate of 2,342,802 shares of our Common Stock. On June 30, 2022, we entered into several debt forgiveness agreement and warrant exchange agreements, including: (i) a debt forgiveness agreement with Cutter Mill Capital LLC, pursuant to which we agreed to issue 894,169 shares of our Common Stock. We also agreed to register all such shares of Common Stock issued to Cutter Mill Capital, , within the earlier of 60 days following the closing date of the Share Exchange Agreement (provided, however that in the event we have not cleared comments with the SEC with respect to this filing relating to the transactions contemplated by the Share Exchange Agreement, such date shall be 90 days following the date if the agreement) and the date that we file its next registration statement, and agreed to obtain effectiveness within 90 days (or 120 days in the event of a full review by the SEC); (ii) a debt forgiveness agreement with Tonak Ltd., pursuant to which we agreed to issue 1,573,582 shares of our Common Stock; (iii) a debt forgiveness agreement with Hadasit Medical Research Services and Development Ltd., pursuant to which we agreed to issue 95,256 shares of our Common Stock; (iv) warrant exchange agreements with Globis Capital Partners, LP and Globis International Investments LLC, pursuant to which we agreed to issue 1,585,682 and 616,654 shares of our Common Stock, respectively; (v) warrant exchange agreements with Brian M. Culley and Amiad Solomon, pursuant to which we agreed to issue to each 220,233 shares of our Common Stock; and (vi) an option exchange agreement with Chanan Morris, pursuant to which we agreed to issue to each 780,934 shares of our Common Stock.

  Manuka Ltd. was incorporated under the laws of the State of Israel on March 22, 2020. Since its inception, Manuka’s business activities primarily consisted of developing and manufacturing skincare products based on Mānuka honey and bee venom from New Zealand, among other natural ingredients, marketed and sold solely on its website in Israel, www.bmanuka.co.il, and to be marketed and sold globally at www.bmanuka.com.

  Manuka’s business activities primarily consisted of distributing Mānuka honey imported from New Zealand, developing and distributing supplements aimed at the beauty and skincare markets and, developing and manufacturing skincare products based on New Zealand’s Mānuka honey and bee venom, among other natural ingredients. All three segments of Manuka’s products are to be marketed and sold solely on its websites. Manuka's skincare products are manufactured in Israel.

Company Overview

  Manuka is a beauty company that develops and distributes premium-quality skincare products, that are based on Mānuka honey and bee venom. Manuka’s skincare products are manufactured in Israel by its vendor, Chic Cosmetic Industries 1987 Ltd. (“Chic”) with Mānuka honey ingredients. Manuka imports Mānuka honey from its supplier in New Zealand, Waitemata Honey Co. Ltd. (“Waitemata Honey”) pursuant to the agreement with Waitemata Honey in July 2021 (the “Supply Agreement”). On February 28, 2022, Manuka was granted an import license from the Israeli Ministry of Health (the “MoH” and the “MoH License”) which allows it to import Mānuka honey from Waitemata Honey.

  The skincare product formulas are the intellectual property of Manuka, pursuant to an agreement signed by the Company and Chic on December 14, 2021 (the “Formula Agreement”).

  Currently, Manuka operates only in Israel through its online platform www.bmanuka.co.il. Manuka’s website and mobile applications currently offer 6 cosmetic skincare products: “Face Serum with Manuka Honey and Bee Venom”; “Face Serum with enhanced Vitamin C”; “Day Cream”; “Night nourishing Cream”; “Eye Cream”; and “Face Cleanser Gel”. In the future, Manuka plans to expand its business to other markets outside of Israel with the www.bmanuka.com website, which is still under development.

  Manuka believes its focus on delivering a compelling value proposition to its clients across all Manuka’s product categories would drive loyalty from clients. Manuka intends to offer a loyalty program, subscription plans and target promotions. As such, Manuka offers frequent promotions, coupons, and gifts with purchase. For example, Manuka is currently developing a new shopping experience, its “try before you buy” experience. Subject to the “try before you buy” plan’s policy, Manuka would offer selected bundles of products, with payment by customers on shipping costs only. Unsatisfied customers would be able to return the products within 14 days for no other costs (including no return fees). Satisfied customers would be charged after 14 days for the full amount of purchase.

  Manuka plans to broaden its line of products that is currently focused on Mānuka honey and bee venom skincare market to include the pure Mānuka honey market and the gummy supplements market, based on Mānuka honey from New Zealand. Manuka’s current MoH License enables Manuka to develop and include the pure Mānuka honey products to its existing skincare line of products.

Manuka’s Products

         Currently, Manuka features 6 facial skincare products based on Mānuka honey and bee venom. All of Manuka’s products have been granted a license by the Israel MoH. These products include:

•
Face Serum with Manuka Honey and Bee Venom. This product supports blurring and reduces skin wrinkles. It regenerates skin cells and gives a young and vital appearance to the skin. The bee venom encourages natural skin revival, boosts production of Collagen, enhances skin elasticity and has healing properties for damages skin cells.

•
Face Serum with Enhanced Vitamin C. The single product without bee venom but with enhanced quantity of Vitamin C. Provides a hearty dose of moisture for a firm skin appearance and reduction of wrinkles.

•
Day Cream. Nourishes the skin, protects, and guards its flexibility. Bee venom contributes to the toning of the skin for a smooth, radiant and healthy appearance, with the addition of hyaluronic acid for restoring skin vitality.

•
Night Nourishing Cream with Manuka Honey and Nee Venom. This product contains a significant number of amino acids, vitamins, and minerals. It also includes bee venom that contributes to the toning of the skin for a smooth, radiant and healthy appearance, with the addition of hyaluronic acid for restoring skin vitality.

•
Eye Cream with Manuka Honey and Bee Venom. This product treats and softens the sensitive area around the eyes. It has properties for nourishing the skin to protect and guard its flexibility. Bee venom contributes to the toning of the skin for a smooth, radiant and healthy appearance, with the addition of hyaluronic acid for restoring skin vitality.

•	Face Cleanser Gel. This is a light and refreshing face cleanser, with Mānuka honey and bee venom.

  Currently all of Manuka’s products are sold in Israel and are licensed by the Israeli MoH.

  In December 2021, Manuka contracted with a regulatory consultant to file a request to the U.S. Food and Drugs Administration (the “FDA”) to (i) confirm the label instructions and information for each of its products, and (ii) to list its cosmetic products, to grant an approval of a cosmetic manufacturer with the FDA (the “FDA Request”). Manuka’s requests are pending with the FDA and expected by the end of 2022. Once the FDA confirms the labels, Manuka expect that its products would automatically be registered with the FDA, and Manuka will be allowed to sale and market its products in the U.S. market through local distributers.

Business Mission & Strategy

  Manuka’s mission is to become a prime online platform that offers a combination of 3 groups of products, all based on Mānuka honey, as follows:

•	Pure Mānuka honey for direct consumer consumption.
•	Skincare products based on Mānuka honey and bee venom; and,
•	Gummy supplements (nutraceuticals) for skin, hair, and nails.

  Manuka currently sells and markets its products in Israel through the website, www.bmanuka.co.il. Manuka plans to offer its products on a global basis through its global website, www.bmanuka.com, which is still under development. Manuka plans to go ‘live’ with its global platform and start to facilitate sales of its products globally by the end of 2022.

  Manuka’s business strategy for commercial sales is intended to be carried out mainly through its online platform and through contracts with leading health food chains and outlets. Distribution and marketing of its skincare products and nutraceuticals products would be carried out based on the following practices:

1.
Drive growth across skincare and health enthusiast consumer communities. Manuka intends to target skincare and wellness groups across multiple demographics and shopping behaviors. Manuka believes it can drive customer acquisition across both skincare and wellness enthusiasts and up through advertising on social medias platforms, such as Facebook and Instagram as well as on, Youtube, TikTok and Google, thus driving Manuka’s leadership as a diversity-forward brand.

2.
Deliver world class skincare and gummies products based on Manuka honey. Mānuka honey and bee venom that is included in Manuka’s skincare products, are the focus of Manuka’s value proposition and represents a core differentiator within the market. Manuka engages skincare and wellness clientele to discover the unique ingredients and health benefits of its leading component, Mānuka honey, with a combination focused on innovation and leading trends, differentiation, and exclusivity. Manuka believes that its selection of merchandise and affordable pricing, offer a unique shopping experience for its customers.

3.
Digital engagement. Manuka’s strategic vision is to build a leading digital experience that engages with its customers through its differentiated products, personalization, convenience, and interactive experiences.

4.
Deliver operational excellence and drive efficiencies. Its strategic vision is to manage end-to-end speed, quality, and efficiency to deliver exceptional customer experiences, while leveraging efficiencies of scale to drive profit improvement.

5.
Invest in talent that drives a winning culture. Leadership, culture, and engagement of Manuka’s executives are key drivers of its performance. Manuka has an experienced management team that brings a creative and experienced online sales approach and a disciplined operating philosophy to Manuka’s business.

  Manuka believes that skincare is for everyone, regardless of age, size, ability, skin tone, culture, or gender. Manuka strives to provide an environment where every associate feels they can fully contribute, and every client is optimally served, regardless of any differences. Manuka’s well-trained associates are highly engaged and deliver a positive and unique customer experience. Manuka continues to expand the depth of its team at all levels and in all functional areas to support its growth.

  Manuka will coordinate its infrastructure growth based on future Manuka sales volume and business expansion to the U.S. market, contemporarily with its growth of its Mānuka honey and bee venom skincare market, as well as with Manuka’s plans to penetrate to the pure Mānuka honey market, and the Gummy vitamins and supplements market. Manuka intends to outsource the following services: technology developments, advertising and social media promotions, and public affair services.

Description of Market

  Manuka’s potential market includes three segments: the Mānuka honey and bee venom skincare market, the pure Mānuka honey market, and the Gummy vitamins and supplements.

  Skincare Products containing both Mānuka Honey and Bee Venom

  Manuka operates in a diverse and competitive market of skincare products that is still in its preliminary phase. As opposed to the regular skincare market, Manuka believes that there is an increasing interest by the public in healthy and natural skincare products, in general, and particularly in Mānuka honey-based products combined with bee venom. To this end, only a handful of companies engage in producing skincare products based on these two ingredients.

  As the skincare market based on Mānuka honey and bee venom is still in its infancy, Manuka believes that a significant opportunity exists for Manuka in this market segment. In Israel, Manuka is currently the sole player in the domestic market for sales of skincare products with Mānuka honey. Manuka plans to further expand to the global Mānuka Honey and Bee Venom market.

  Mānuka Pure Honey Global Market

  Mānuka honey, produced in New Zealand by bees that pollinate the Manuka bush, is one of the most unique and beneficial forms of honey in the world. Mānuka honey is commonly sold as an alternative medicine. There are many Mānuka honey uses, ranging from healing sore throats and digestive illnesses, to curing staph infections and gingivitis.

  According to a research report by 360 Research Reports on global Manuka Market Honey Growth for 2022-2028 from January 4, 2022, the global Mānuka honey market was valued at USD $313.76 million in 2021 and is expected to reach close to USD $535 million by the end of 2027, growing at a Compound Annual Growth Rate (“CAGR”), of 11.75% during 2022-2027. According to this research, the global Mānuka honey key players include Comvita, Manuka Health New Zealand Ltd. and Oha Honey LP. (d/b/a Watson & Son). The global top three manufacturers hold a share of about 80% of the global Mānuka honey market.

  The Asia-Pacific market is the largest global market, with a market share of over 70%, followed by Europe, and North America, both having a market share of about 25%.

  In terms of product’s quality rating, the majority of Mānuka honey’s quality rating is carried out by the Unique Mānuka Factor Honey Association in New Zealand. Mānuka honey is divided into 6 grades: 5+, +10, +15, 20+, 25+. The highest grade refers to more antibacterial components and mineral that are within the honey.

  Manuka’s honey market segmentation also differs by type, including, UMF 5+, UMF 10+, UMF 15+, UMF 20+, and other types.

  Manuka’s market segmentation by application includes digestion and inflammation treatment, wound care and skincare products among other applications.

  Nutraceutical Market - Gummy Vitamins and Supplements

  According to a 2020 survey of the gummy vitamins market by product type, source, packaging type, distribution channel, end user and region that was conducted by Markets and Markets, the gummy vitamins market size was valued at $5.9 billion in 2020, and is expected to reach $10.6 billion by 2025, registering a CAGR of 12.5% from 2020 to 2025. The multivitamin segment led in terms of gummy vitamins market share in 2018 and is expected to retain its dominance throughout the forecast period.

  Gummy vitamins are chewable vitamins that are like gummy candies and are available in different shapes, colors, and flavors. They are produced with the help of corn starch, gelatin, sugar, water, and added colorings. Popular flavors available in gummy vitamins include raspberry, lemon, orange, and cherry. Vitamin supplements are extensively popular around the world, can improve health and can compensate for a poor diet.

  Furthermore, gummy vitamins are easily chewable and are highly popular among people having difficulty in swallowing pills. According to OralFlo’s national survey in 2004, around 40% of American adults have difficulty in swallowing pills. Another study published in The European Journal of Clinical Pharmacology revealed that around 30% had difficulty swallowing pills. For people who find difficult to swallow pills, gummy vitamins come as a great aid. Gummy vitamins are much more convenient as compared to traditional vitamin pills. Gummy vitamins are now widely accepted among children as well as adults, owing to easy swallowability. Moreover, increase in instances of chronic disease in developed economies such as North America and Europe has fostered the demand for gummy vitamins in the last few years. Therefore, prevalence of dysphagia is expected to drive the gummy vitamins market growth.

  The special properties of Mānuka honey, together with its being also a natural sweetener with healthy properties, which can be used instead of sugar supplement. Furthermore, the gummy vitamin supplement market includes a sub-market of “beauty gummies”, that is a gummy supplement for skincare, nails and hair wellness. Manuka intends topenetrate this niche with a new gummy supplement product that includes pure Mānuka honey.

Market Opportunities

Manuka believes that the relatively small number of skincare manufacturers that are using the combination of Mānuka honey and bee venom as their leading ingredients offers an opportunity for Manuka to become a player in this market segment. Moreover, Manuka plans to concentrate on the online market, driven by more than 20 years of online marketing experience by Manuka’s founders. Manuka’s skincare products are currently manufactured in Israel by Chic under the Formula Agreement with Mānuka honey ingredients that are supplied by Waitemata Honey pursuant to the Supply Agreement.

  With respect to the pure Mānuka honey market, which is controlled by a limited number of distributing companies, Manuka would aspire to provide an opportunity to conquer a significant niche through Manuka’s developing online presence. Manuka expects to start its operations in the pure Mānuka honey market both in Israel and globally by the end of 2022. Manuka’s supplier of pure Mānuka honey is Waitemata Honey pursuant to the Supply Agreement.

  With respect to the Gummy vitamins and food supplement global market, Manuka believes that its unique new product that is made with Mānuka honey, the gummy supplement beauty gummies, will pave the way to a successful entry into this unique niche in the large global market of gummy vitamin supplements. Manuka is still undergoing development of Manuka’s manufacturing process with respect to Manuka’s potential future gummy supplement beauty gummies.

Competition

  The Mānuka honey and bee venom skincare market is relatively small but is characterized by a rapidly growing pace and intense competition. Any products that Manuka may successfully develop and commercialize may compete with existing and similar products. To mention a few of Manuka’s competitors that are engaged in producing cosmetic products using Mānuka Honey as a substantial ingredient: Manuka Doctor Ltd. from New Zealand, which also operates in the U.K., in the U.S., in Australia, and Western Europe; ApiHealth NZ Ltd. from New Zealand; Parrs Products Ltd. (d/b/a Wild Ferns) from New Zealand; and Abeeco Ltd., from New Zealand. The cosmetics, fragrances and toiletries market is a highly competitive market, within the segments of Manuka’s operations. Strong brands and new product launches are important to attract and retain customers. Furthermore, in offering a wide range of categories, Manuka’s brands compete with several different companies that operate through different distribution channels: direct selling, retail and e-commerce.

  In the pure Mānuka honey market, Manuka compete in the same segment of the Mānuka honey producers themselves, as Manuka would purchase the honey from them. The following is a list of key industry competitors of Manuka in the Mānuka Honey segment: Comvita (which is a public company listed on NZ stock exchange), Manuka Health New Zealand Ltd., Oha Honey LP. (d/b/a Watson & Son), Arataki Honey Ltd., Manuka Doctor Ltd., NZ Gold Health Ltd., New Zealand Honey Co. Ltd., Savage Horticulture Ltd. (d/b/a WildCape Manuka Honey), and ApiHealth NZ Ltd.

  In the Gummy vitamins and supplements sphere, Manuka would have to enter a vast and competitive market with a newly developed product in the low and no-sugar sub-market. Some of Manuka’s competitors in the Gummy vitamin and supplements market would include Nature Made by Pharmavite LLC, Nature’s Bounty by The Carlyle Group, Emergen-C by Pfizer, Inc., and Vitafusion by Church & Dwight.

  Manuka’s competitors may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than Manuka does. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, Manuka’s programs.

  Manuka’s commercial opportunity could be reduced or eliminated if Manuka’s competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that Manuka may develop. Manuka’s competitors may also obtain FDA, or other regulatory approval for their products more rapidly than Manuka may obtain approval for its products, which could result in Manuka’s competitors establishing a strong market position before Manuka is able to enter the market.

Manuka’s Marketing Strategy

  Marketing and advertising

  Manuka would enhance Manuka’s marketing strategy to increase brand awareness, drive traffic to Manuka’s website and mobile application. Manuka intends to acquire new clients, improve customer retention, and increase frequency of shopping. Manuka intends to communicate with Manuka’s clients and prospective customers through multiple vehicles, including digital and social media, and Search Engines Optimization (SEO). These marketing strategies would induce the breadth of Manuka’s selection of products and services, and special offers. Manuka’s developing comprehensive public relations strategy would enhance Manuka’s reputation for excellent skin-care products, and as a future pure Mānuka honey and a gummy supplement beauty gummies prestigious distributor. Manuka intends to increase Manuka’s brand awareness, support Manuka’s customers, and drive awareness of new products through, among others, publishing articles on leading dailies and magazine by journalists and influencers.

  Training and Development

  Manuka brings an experienced team with over 20 years of online marketing. Manuka plans on concentrating in internet sales market segment, harnessing Manuka’s knowledge in online marketing, Search Engine Optimization, and social networks such as Facebook, Instagram, Youtube and TikTok for optimal marketing results.

  Manuka plans to build an online marketing and sales management organization to create and implement marketing strategies for any product that Manuka market through Manuka’s own sales organization and to oversee and support Manuka’s sales force. The responsibilities of the marketing team would include developing marketing initiatives, a loyalty customer club, and other promotional measures.

  For Manuka’s preliminary entry to the U.S., Manuka is in negotiations with a strategic distributor and contract sales entity to assist in the entry to various leading retail chains in the U.S.

  Manuka’s success is dependent in part on Manuka’s ability to attract, train, retain, and motivate qualified associates at all levels of the organization. Manuka is developing a corporate culture that would enable individual website managers to make comprehensive operating decisions, and Manuka consistently rewards high performance.

  Outside of the United States and potentially Europe, where appropriate, Manuka may elect in the future to utilize strategic partners, distributors, or contract sales forces to assist in the commercialization of Manuka’s products. In certain instances, Manuka may consider building its own commercial infrastructure.

Seasonality

  Manuka currently expects that its business will be subject to seasonal fluctuation. Such estimates of significant portions of net sales and profits to be realized during the fall, winter and spring seasons as well as peaks during seasonal holidays such as Black Friday, Christmas, New Year, and Easter.

Distribution

  Manuka’s vision is to develop an expanded and optimized end-to-end supply chain that improves operational efficiency, performance, and customer experience. This includes enhanced systems and processes as well as a modernized distribution center network to support Manuka’s new e-commerce growth globally. Currently, Manuka operates only a single distribution center that supports Manuka’s e-commerce demand in the territory of Israel. Manuka plans its global expansion program to start in the U.S. by the end of 2022. For this purpose, Manuka is in negotiations with a leading marketing and distribution entity in the US to become both Manuka’s online and B2B representative. The initial plan is to, firstly, keep on manufacturing in Israel and send the products to a warehouse and distribution center for domestic sales. The second phase would be to locate a local manufacturer that would manufacture Manuka’s line of cosmetics to be sold in the U.S.

  With respect to selling gummies in the U.S., Manuka is in preliminary discussions with a leading private-label manufacturer that is currently working on putting together a unique and proprietary formula for its private label brand aimed for treating hair, nails, and skin. Manuka hopes to finalize this process by the end of 2022 to start selling Manuka’s newly developed beauty gummies early in 2023.

Information Technology

  Manuka depends on a variety of information systems and technologies (including cloud technologies) to maintain and improve Manuka’s competitive position and to manage the operations of Manuka’s growing website base. As Manuka expands, Manuka’s technology plans to also include a company-wide network that would connect all users, websites, and its distribution center infrastructure and provides communications for continual polling of sales and merchandise movement at the website level. Manuka intends to leverage technology infrastructure and systems where appropriate to gain operational efficiencies through more effective use of Manuka’s systems, people, and processes. Manuka would update the technology supporting its websites, distribution infrastructure, and corporate headquarters on a regular basis. Manuka will contribute funds and efforts to develop and maintain information systems to facilitate growth and enhance Manuka’s competitive position.

Intellectual Property

  Manuka owns 9 international domain names and 7 Israeli domains. Manuka has an exclusive agreement with Chic that provides that the skincare product formulas are owned by Manuka.

Government Regulation

  Manuka’s skincare products are authorized for sale by Israeli MoH. On February 28, 2022, the MoH issued a special sensitive food import license to Manuka, whereby Manuka has an approval from the MoH to import Manuka Honey for one year, until February 28, 2023, in accordance with section 64 of the Public Health Food Protection Law 2015), from Waitemata Honey Co Limited (New Zealand). The import License Permit is valid as long as no changes are made in any of the information provided.

  In December 2021, Manuka contracted with a regulatory consultant to file its FDA Request. Manuka’s requests are pending with the FDA and expected by the end of 2022. Once the FDA confirms the labels, Manuka expects that its products would automatically be registered with the FDA, and Manuka will be allowed to sell and market Manuka’s products in the U.S. market through local distributers.

Material Agreements

  On December 14, 2021, Manuka entered into the Formula Agreement with Chic. Pursuant to the Formula Agreement, Chic shall supply the following services, including: (1) development of specific formulas for products based on specifications received by Manuka (“Formula”); and (2) upon production completion of Formula, the serial production of such products (“Products” and together with the Formula, “Services”). Chic will provide the Services according to work orders issued by Manuka from time to time. Manuka will have the option to purchase specific Formulas from Chic, as described in Exhibit A to the Formula Agreement. Manuka shall own the intellectual property rights of any such Formula. Chic may not provide the Formula developed for Manuka to any other party and may not transfer or disclosure the Formulas to any party unless Manuka approves of it in advance and in writing. Nor may Chic manufacture products developed for Manuka for itself or any other party, even if Manuka does not exercise the option to purchase any of the Formulas. The Formula Agreement contains a choice of venue clause limiting jurisdiction to courts in Tel-Aviv-Jaffa, Israel. The Service Agreement’s term is unlimited, but it may be terminated by either party upon providing a written notice of termination 180-day prior; any such termination shall not detract from the validity of the option to purchase the Formulas.

  On July 20, 2021, Manuka entered into a manufacture and sale agreement with Waitemata Honey Direct Ltd. and Waitemata Honey Co Ltd. (jointly referred to as the “Waitemata”) whereby Manuka agreed to purchase Manuka Honey products (the “Honey Products”) from Waitemata and resell them to its customers. Pursuant to the Supply Agreement, Manuka has the right to relabel and sell Honey Products purchased from Waitemata under its own branding and logo, but must include an indication on such labeling that it was manufactured by Waitemata and include Waitemata’s license number from the Unique Manuka Factor Honey Association (“UMFHA”), which will also comply with labeling requirements by the Israeli Minister of Health (“MoH”) and the certification required by New Zealand’s Ministry of Primary Industries (the “Certification”). Manuka agreed that it would bear the cost of this Certification up to 10,000 New Zealand Dollars, which payment shall be offset from payments due to Waitemata for purchased Honey Products, which are not considered to be material costs. Pursuant to the Supply Agreement, Manuka must make purchase orders from Waitemata, which will include specified information as to, among others, the quantity of Honey Products to be purchase and requested shipment date. The consideration for any purchased Honey Products by Manuka shall be paid to Waitemata according to the price list attached to the Supply Agreement. The termination is set for 60-months after the effective date, upon such termination the Supply Agreement shall renew itself automatically for an additional 24- month unless either party provides a written notice of its election not to renew the agreement within 30-days to the end of the term. The Supply Agreement is governed under the laws of New Zealand and jurisdiction is set in Auckland, New Zealand.

Directors, Executives and Employees of Manuka

  Manuka’s board of directors consists of 2 members, Shimon Citron, who also currently serves as the acting Chief Executive Officer of the Company, and Mr. Avshalom Shilin who has been appointed by Adler and Eyal.

  Furthermore, under Manuka’s Articles of Association, Manuka’s directors were appointed: (i) by its founder, Mr. Shimon Citron, who has the right to appoint two directors; and (ii) by Adler and Eyal who have the right to appoint one director until the later of: (a) December 20, 2023; or (b) the date in which they shall hold less than 10% of Manuka’s issued share capital. In addition, under the SPA, Adler and Eyal also have the right to appoint a director to the Company until the later of: (i) December 20, 2023; or (ii) the date in which they shall hold (together) less than 10% of the Company's issued share capital. Since the Company is not a party to the SPA, such agreement is not binding the Company. However, Manuka intends to honor it on the parent level.

  Currently the Company’s executives include two individuals, Shimon Citron, as Chief Executive Officer (“CEO”) and David Dana, as Chief Financial Officer (“CFO”). Manuka also retains Haim Tabak, as an advisor, who serves as Chief Operating Officer (“COO”) and is intended to sign an employment agreement under a full-time employment agreement that would be prepared and signed within the coming 60 days. The company plans to hire additional personnel in sales, marketing, and customer support in line with its business growth.

Legal Matters

  From time to time, Manuka may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Manuka is not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

Description of Property

  Manuka’s principal executive office is currently located at 3 Eliezer Vardinon St., Suite 701, Petach Tikva, Israel. These premises are leased under a lease agreement signed on August 10, 2021 and comprise approximately 85 square meters in size. Manuka does not currently own any properties.

MANAGEMENT

  Our directors and executive officer and their ages as of September 21, 2022, are as follows:

Name	Age	Position
Shimon Citron	67	Chief Executive Officer, Director
David Dana	58	Chief Financial Officer

Shimon Citron, Chief Executive Officer and Director

  Shimon Citron has served as our Chief Executive Officer and Director since our inception in 2020. Shimon Citron has over 25 years of experience in the online marketing field. During this period, Mr. Citron served as Chief Executive Officer of a publicly trading company on the Bulletin Board in the U.S. Prior to initiating Manuka Ltd., Mr. Citron has been, and still is, and shareholder of Maelys Cosmetics Ltd., a leading online brand of skin care products with sales in Israel and in the U.S.

  David Dana is a Certified Public Accountant (ISR) and holds an MBA in Business Administration from Heriot Watt University in the U.K.  Over the last 12 years Mr. Dana has been the owner of CFO4U, an Israeli company providing external financial and accounting services to various companies. From 2013 to 2017, Mr. Dana provided financial services to Riskified Ltd (NYSE: RSKD). Mr. Dana has been providing financial services to Joytunes Ltd. since 2011, to Powtoon Ltd. and Powtoon Limited since 2013, to Tradair Ltd. since 2013, and to Substrata Ltd since 2013.

Family Relationships

  There are no family relationships among our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock and our other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

  To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were filed on a timely basis.

Code of Ethics

  We currently do not have a code of ethics in place, as we are in the process of revising our preexisting code of conduct and ethics subsequent to the consummation of the Share Exchange. Disclosure regarding the adoption of, any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of any such amendment or waiver.

CORPORATE GOVERNANCE

  Audit Committee. Currently, the Board of Directors recommends retaining or terminating the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. We do not currently have any audit committee financial expert on our Board of Directors.

  Compensation and Nominating Committees. The Board of Directors has not established any compensation or nominating committee primarily because the current composition and size of the Board of Directors.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to each individual serving as the Company’s principal executive officer during the last completed fiscal years ending December 31, 2021, and 2020 and as of September 21, 2022:

Summary Compensation of Executive Officers

Name and Principal Position	Year	Salary		Bonus	Equity Awards	Option Awards		All Other Compensation		Total
Shimon Citron, CEO	2020-2021	--		--	--	--		$48,808	(1)	$48,808
	2022	$7,671	(2)	--	--	--		$11,555	(3)	$19,226
David Dana, CFO	2022	--		--	--	370,014	(4)	$3,068	(5)	$3,068

(1) Management Fee for the entire year 2021.
(2) Salary per month paid in NIS and converted based on U.S. dollar rate 3.259 as of September 6, 2022.
(3) Management Fee paid in NIS between January and March 2022 for each month and converted based on U.S. dollar rate 3.259 as of September 6, 2022.
(4) Options grant in July 2022 to purchase 370,014 shares of Common Stock of the Company, with an exercise price per share of $0.0624 for a vesting period of 36 months commencing on April 1, 2022, with one third (1/3) of the total number of options vesting on the first anniversary of the Start Date (the “Cliff Date”) and one twelfth (1/12) of the options vesting every three months following the Cliff Date.
(5) Compensation per month paid in NIS.

Outstanding Equity Awards

  As of September 21, 2022, the Company granted options to its CFO to purchase 370,014 shares of Common Stock of the Company, with an exercise price per share of $0.0624 for a vesting period of 36 months commencing on April 1, 2022, with one third (1/3) of the total number of options vesting on the first anniversary of the Start Date (the “Cliff Date”) and one twelfth (1/12) of the options vesting every three months following the Cliff Date.

  On August 22, 2016, the Company granted 126,730 stock options to Dana Wolf, former consultant and Chief Scientific Officer, effective as of August 23, 2016. Each stock option is exercisable into a share of the Company’s common stock of and expires no later than August 23, 2026.

Compensation of Directors

  The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future. The Company may reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Employment Arrangements

  The following is a summary of the material terms of our employment agreement with Mr.  Citron and Mr. Dana.

  Shimon Citron, CEO and Director. Mr. Citron management fee for the year 2021 was $48,808. In 2022, Mr. Citron’s monthly salary was $7,671 in total, including VAT.

  David Dana, CFO. Mr. D. Dana’s monthly compensation will be NIS 10,000 including VAT. In addition, the Company will grant Mr. Dana options to purchase 0.33% of the outstanding share capital of the Company. The exercise price per share shall be calculated based on the Company’s valuation of $7 million. The options will vest over a period of 36 months with one twelfth (1/12) of the options vesting every three months commencing on April 1, 2022.

Director Independence

  As our Common Stock is currently quoted on the OTC Pink Open Market, we are not subject to the rules of any national securities exchange which require that a majority of a listed Company’s directors and specified committees of the Board of Directors meet independence standards prescribed by such rules. Nonetheless, none of the directors currently serving on the Board of Directors is an independent director within the meaning of NASDAQ Rule 5605(a)(2).

Indemnification of Directors and Executive Officers

  Section 145 of the Delaware General Corporation Law (which we refer to as the DGCL) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

  Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

  Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

  We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

  Our certificate of incorporation authorizes the issuance of up to 200,000 shares of preferred stock and our Board of Directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. Such authority, together with certain provisions of Delaware law and of our certificate of incorporation and bylaws, may have the effect of delaying, deterring or preventing a change in control of us, may discourage bids for the Common Stock at a premium over the market price and may adversely affect the market price, and the voting and other rights of the holders of the Common Stock.

  Although we have no present intention to issue any additional shares of our preferred stock, we may do so in the future. The board of directors of a Delaware corporation may issue rights, options, warrants or other convertible securities, or rights entitling its holders to purchase, receive or acquire shares or fractions of shares of the corporation or assets or debts or other obligations of the corporation, upon such terms as are determined by the board of directors. Our Board of Directors is free, subject to their fiduciary duties to stockholders, to structure the issuance or exercise of the rights in a manner which may exclude significant stockholders from being entitled to receive such rights or to exercise such rights or in a way which may effectively prevent a takeover of the corporation by persons deemed hostile to management. Nothing contained in our certificate of incorporation will prohibit our Board of Directors from using these types of rights in this manner.

  Our current executive officer of the Company holds approximately 72% of the voting power of our outstanding shares. This person has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officer has the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officer may give rise to a conflict of interest with the Company and the Company’s shareholders.

  We are subject to the provisions of Section 203 of the GCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•
prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

  Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table provides information as of September 21, 2022 regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our executive officers; (iv) and all of our directors and executive officers as a group.

  The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

      As of September 21, 2022 we had 111,125,405 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% Stockholders:
Chomsky Group	16,819,250	15	%(2)

Executive Officers:
Shimon Citron	80,729,883	72	%(3)
David Dana	-	-%
All directors and executive officers as a group (2 Persons)	80,729,883	72%

(1)
Applicable percentage ownership is based on 112,125,439 shares of Common Stock outstanding including and assuming the full conversion of the Series A Preferred and the Series C Preferred. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of September 21, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes shared vote of 12,614,850 shares of Common Stock common beneficially held by Adler Chomsky Marketing Communication Ltd. and 4,204,382 shares of Common Stock beneficially held by Eyal Chomsky Holdings Ltd. Address: 50 Menachem Begin St., Tel Aviv 6777682.

(3)
Includes 32,292,193 shares of Common Stock beneficially owned by Mr. Citron’s wife, Mrs. Sigalit Citron and 48,437,690 shares of Common Stock beneficially owned by Mr. Shimon Citron. Address: 19 Haim Bar-Lev St., Tel Aviv 5265368.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

  Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our voting securities.

Transactions with Related Persons

  During the period from March 22, (Inception) to December 31, 2020 and the year end December 31,  2021, the founder of Manuka, Mr. Shimon Citron, a director and Chief Executive Officer of the Company, provided the Company with several loans at an aggregate amount of $233 thousand as of June 30, 2022. The loans bear no interest and are linked to the Israeli Consumer Prices Index. The repayment date has not been determined. We describe this more fully in Note 9 to the Company’s audited financial statements for the years ended December 31, 2021 and for the period from March 22, (Inception) to December 31, 2020.

Loan Agreements

  During the period from March 22, (Inception) to December 31, 2020 and the year end December 31, 2021, Mr. Shimon Citron, a director and Chief Executive Officer of the Company, provided Manuka Ltd. with several loans at an aggregate amount of $239,000 as of December 31, 2021. The loans bear no interest and are linked to the Israeli Consumer Prices Index (“CPI”). The repayment date has not been determined. The Company estimated the value of the benefit as the difference between the interest rate stipulated in the contract and the interest rate commensurate with such loans expected in an arms-length transaction (inclusive adjustment to the size of the loan and the fact that it is unsecured, which the Company's management considers being the best estimate of the Company’s interest rate close to the date of receiving loans from the shareholders). Accordingly, as a result of the fact that the Mr. Citron’s loan bears no interest and with no maturity date, the benefit is determined each year at the beginning of the year, as the discount of the loans at the effective interest rate (determined above) determined to be approximately 8.85%. The benefit for the period from March 22, (Inception) to December 31, 2020, and the year ended December 31, 2021 were US$ 2,065 and US$ 12,741 respectively. We describe this more fully in Note 9 to the Company’s audited financial statements for the years ended December 31, 2021 and the period from March 22, (Inception) to December 31, 2020.

Registration Rights Agreement

  The Selling Stockholders described in this prospectus include registration of 80,729,871 shares of Common Stock of Mr. Shimon Citron and his wife, Mrs. Sigalit Citron (the "Director’s Shares”). Mr. Shimon Citron serves as our director and Chief Executive Officer.  The Director’s Shares includes 32,292,193 shares of Common Stock  beneficially owned by Mr. Citron’s wife, Mrs. Sigalit Citron and 48,437690 shares of Common Stock  beneficially owned by Mr. Shimon Citron.

Director Independence

  As our Common Stock is currently quoted on the OTC Pink Open Market, we are not subject to the rules of any national securities exchange which require that a majority of a listed Company’s directors and specified committees of the Board of Directors meet independence standards prescribed by such rules. Nonetheless, none of the directors currently serving on the Board of Directors is an independent director within the meaning of NASDAQ Rule 5605(a)(2).

DESCRIPTION OF SECURITIES

General

               After the Closing of the Share Exchange, the Company’s authorized capital stock consists of 51,200,000 shares of capital stock, par value $0.01 per share, of which 51,000,000 shares are Common Stock, par value $0.01 per share and 200,000 shares are “blank check” preferred stock, par value $0.01 per share, of which 1,000 are designated as Series A Convertible Preferred Stock (of which 453 have been issued) (the “Series A Preferred Stock”), 5,000 are designated as Series B Convertible Preferred Stock (of which none are issued and outstanding) (the “Series B Preferred Stock”), 250 are designated as Series C Convertible Preferred Stock (250 of which have been issued) (the “Series C Preferred Stock”), and 110,000 shares were designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock). Following the Share Exchange, the Company had 45,125,405 shares of Common Stock, 453 shares of Series A Preferred, 250 Series C Preferred, and 110,000 Series D Preferred issued and outstanding.

Description of Common Stock

  Number of Authorized and Outstanding Shares. As of the date hereof the authorized capital stock consists of 51,200,000 shares of capital stock, par value $0.01 per share. On July 25, 2022, the Board of Directors of Artemis Therapeutics, Inc., a Delaware corporation (the “Company”), approved an amendment to its Certificate of Incorporation to increase the Company’s authorized shares of common stock, $0.01 par value per share from 51,000,000 shares of Common Stock to 150,000,000 shares of Common Stock (the “Amendment”), which will become effective on September 8, 2022. On July 27, 2022, stockholders holding a majority of the Company’s voting power approved the Amendment by written consent in lieu of a meeting, in accordance with the Delaware General Corporation Law.

  On September 8, 2022, we filed a Certificate of Amendment to our Certificate of Incorporation Secretary of State of the State of Delaware, pursuant to which we increased the number of our authorized shares of common stock from 51,000,000 to 150,000,000, The Board of Directors approved the amendment on July 25, 2022 and the holders of a majority of the Company’s outstanding common stock approved this amendment on July 27, 2022. As a result, the 110,000 shares of Series D Preferred automatically converted into 66,000,000 shares of our Common Stock.

  As of the date hereof, there are 111,125,405 shares of our Common Stock issued and outstanding. All of the outstanding shares of Common Stock are fully paid and non-assessable.

  Voting Rights. The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights.

  Dividends. Holders of our Common Stock are entitled to receive proportionally any dividends declared by our board of directors.

  Liquidation. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities.

  Rights and Preferences. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

  The Company’s Amended Certificate of Incorporation authorizes the issuance of 200,000 shares of “Blank Check” preferred stock, par value $0.01 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time-to-time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. There are 1,000 shares of Series A Preferred Stock authorized and 453 of such shares outstanding held by 1 stockholder (convertible into 658,506 shares of Common Stock), 250 shares of Series C Preferred Stock authorized and 250 of such shares outstanding held by 1 stockholder (convertible into 250,000 shares of Common Stock), and 110,000 shares of Series D Preferred authorized and 110,000 of such shares outstanding held by 4 stockholders (convertible into 66,000,000 shares of Common Stock).

Series A Preferred Stock

  The Series A Certificate of Designation sets forth the rights, preferences and privileges of the Series A Preferred. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series A Preferred:

  Number of Shares. The number of shares of Preferred designated as Series A Preferred Stock will be 1,000, of which 453 are issued and outstanding.

  Conversion. The Series A Preferred shall be convertible at the option of the holder, into Common Stock by dividing the Stated Value by the Conversion Price. Each share of the Series A Preferred Stock has a par value of $0.01 per share and convertible into 1,453.65 shares of Common Stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series A Certificate of Designation.

  Dividends. The Series A Preferred is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of Common Stock of the Company on an as-converted basis.

  Voting Rights. Except as otherwise provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred shall have no voting rights. However, as long as any shares of Series A Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred , (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred, (c) increase the number of authorized shares of Series A Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Series C Preferred Stock

  The Series C Certificate of Designation sets forth the rights, preferences and privileges of the Series C Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series C Preferred:

  Number of Shares. The number of shares of Preferred Stock designated as Series C Preferred will be 250, of which 250 are issued and outstanding.

  Conversion. The Series C Preferred will be convertible, at any time at the option of the holder thereof, except to the extent that such conversion will result in such holder beneficially owning more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, into shares of Common Stock determined by dividing the Stated Value of such share of Series C Preferred Stock by the Conversion Price automatically on the date of the Company’s implementation of the Approval (such date, the “Conversion Date”). Each share of the Series C Preferred Stock has a par value of $0.01 per share and convertible into 1,000 shares of Common Stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series C Certificate of Designations.

  Dividends. The Series C Preferred is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of Common Stock of the Company on an as-converted basis.

  Voting Rights. Except as otherwise provided in the Series C Certificate of Designation or as otherwise required by law, the Series C Preferred shall have no voting rights. However, as long as any shares of Series C Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series C Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation of the Company senior to, or otherwise pari passu with, the Series C Preferred, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred, (d) increase the number of authorized shares of Series B Preferred, or (e) enter into any agreement with respect to any of the foregoing.

Series D Preferred Stock

  The Series D Certificate of Designation sets forth the rights, preferences and privileges of the Series D Preferred Stock. As of September 8, 2022, the Series D Preferred were deemed automatically converted into 66,000,000 shares of Common Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series D Preferred:

  Number of Shares. The number of shares of Preferred Stock designated as Series D  Preferred will be 110,000.

  Automatic Conversion. Each share of Series D Preferred Stock shall convert into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series D Preferred Stock by the Conversion Price automatically on the date of the Corporation’s implementation of Shareholder Approval (such date, the “Conversion Date”). To effect conversions of shares of Series D Preferred Stock, a holder shall not be required to surrender the certificate(s) representing the shares of Series D Preferred Stock to the Company. Shares of Series D Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be cancelled and shall not be reissued. Each share of Series D Preferred Stock has a par value of $0.01 per share and convertible into 600 shares of Common Stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series D Preferred Stock Certificate of Designation.

  Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends as and when paid to the holders of Common Stock of the Corporation on an as-converted basis.

  Voting Rights. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, each holder of outstanding shares of Series D  Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D  Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. As long as any shares of Series D  Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D  Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D  Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of Series D  Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

    Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed, or other evidence satisfactory to the transfer agent with respect to shares not represented by a certificate. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. Our transfer agent is Pacific Stock Transfer. Their address is 6725 Via Austin Pkwy, Suite 300, Las Vegas, NV 89119. Their website is www.pacificstocktransfer.com.

SELLING STOCKHOLDERS

  This prospectus relates to the sale, from time to time, by the Selling Stockholders identified in this prospectus of up to 16,232,246 shares of Company’s Common Stock, consisting of: (i) 2,936,311 shares of Common Stock issued to certain stockholders in connection with several debt forgiveness agreements with the Company in consideration of a debt forgiveness; (ii) 780,934 shares of Common Stock issued to certain stockholder in connection with an option exchange agreement; (iii) 2,642,802 shares of Common Stock issued to certain stockholders in connection with several warrant exchange agreements; and (iv) 7,629,690 shares of Common Stock of certain stockholders.

  On March 6, 2022, we signed a Share Exchange Agreement, as amended, with Manuka, pursuant to which Manuka became our wholly owned subsidiary. Following the Closing Date, we adopted the business of Manuka. Pursuant to the terms of the Share Exchange Agreement, we acquired all of the Manuka Shares from Manuka’s shareholders in exchange for an aggregate amount of 33,791,641 shares of our Common Stock of  and 110,000 shares of our Series D Preferred stock (convertible into 66,000,000 shares of our Common Stock), such that Manuka’s shareholders held, immediately following the closing, eighty-nine percent (89%) of our issued and outstanding share capital (including and assuming the full conversion of the Series D Preferred stock).

  In addition, on June 30, 2022, we entered into various debt forgiveness agreements with various existing stockholders, including Tonak Ltd. (formerly our largest shareholder), for the forgiveness of an aggregate of $306,117 in outstanding debt in exchange for the issuance of 3,031,567 shares of our Common Stock. On June 30, 2022, we entered into various warrant exchange agreements for the exchange of certain warrants to purchase shares of our Common Stock, originally issued in October 2017, in exchange for an aggregate of 2,342,802 shares of our Common Stock. On June 30, 2022, we entered into several debt forgiveness agreement and warrant exchange agreements, including: (i) a debt forgiveness agreement with Cutter Mill Capital LLC, pursuant to which we agreed to issue 894,169 shares of our Common Stock. We also agreed to register all such shares of Common Stock issued to Cutter Mill Capital, , within the earlier of 60 days following the closing date of the Share Exchange Agreement (provided, however that in the event we have not cleared comments with the SEC with respect to this filing relating to the transactions contemplated by the Share Exchange Agreement, such date shall be 90 days following the date if the agreement) and the date that we file its next registration statement, and agreed to obtain effectiveness within 90 days (or 120 days in the event of a full review by the SEC); (ii) a debt forgiveness agreement with Tonak Ltd., pursuant to which we agreed to issue 1,573,582 shares of our Common Stock; (iii) a debt forgiveness agreement with Hadasit Medical Research Services and Development Ltd., pursuant to which we agreed to issue 95,256 shares of our Common Stock; (iv) warrant exchange agreements with Globis Capital Partners, LP and Globis International Investments LLC, pursuant to which we agreed to issue 1,585,682 and 616,654 shares of our Common Stock, respectively; (v) warrant exchange agreements with Brian M. Culley and Amiad Solomon, pursuant to which we agreed to issue to each 220,233 shares of our Common Stock; and (vi) an option exchange agreement with Chanan Morris, pursuant to which we agreed to issue to each 780,934 shares of our Common Stock.

  We are registering the shares hereby to satisfy registration rights we have granted to the Selling Stockholders. All of the Resale Shares, when sold, will be sold by these Selling Stockholders. The Selling Stockholders identified in the table below may offer all or part of the Resale Shares from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any Resale Shares immediately upon effectiveness of this prospectus.

  The term “Selling Stockholders(s)” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Stockholders named in the table below. Other than the relationships described herein, to our knowledge, none of the Selling Stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the Selling Stockholders has held a position as an officer or director of ours, nor has any Selling Stockholder had any material relationship of any kind with us or any of our affiliates, except that certain Selling Stockholders acquired shares of our Common Stock. All information with respect to share ownership has been furnished by the Selling Stockholders, unless otherwise noted. The shares being offered are being registered to permit public secondary trading of such shares and each Selling Stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. In addition, other than the relationships described below, none of the Selling Stockholders has any family relationships with our officers, directors or controlling stockholders.

  Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended, and includes Common Stocks with respect to which the Selling Stockholders has voting and investment power. The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder based on their ownership of Common Stock as of September 21, 2022.

  The third column lists the maximum shares of Common Stock being offered by this prospectus by the Selling Stockholders. The number of shares of Common Stock that may actually be sold by the Selling Stockholders may be fewer than the number of shares of Common Stock being offered by this prospectus

  In accordance with the terms of the registration rights of the Selling Stockholders, this prospectus generally covers the resale of at least 16,232,246 shares of Common Stock issued to the Selling Stockholders. The fourth column assumes the sale of all of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. The notes below the table lists the Selling Stockholders and other information regarding the beneficial ownership of the Common Stocks held by them.

  The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Number of Common Stock Owned Prior to Offering		Maximum Number of Common Stock to be Offered Pursuant to this Prospectus		Number of Common Stock Owned Immediately After Sale of Maximum Number of Common Stock in this Offering
	Number(1)	Percent(2)	Number	Percent	Number(3)	Percent(2)
Nadav Kidron(4)	4,406,636	3.93%	4,406,636	3.93%	-	-
Harmony (H.A) Investments Ltd.(5)	2,711,069	2.42%	2,711,069	2.42%	-	-
Shimon Citron(6)	48,437,690	72%	1,000,000	* %	47,437,690	71%
Sigalit Citron(7)	32,292,193	72%	1,000,000	* %	31,292,193	71%
Cutter Mill Capital LLC(8)	1,871,006	1.67%	1,871,006	1.67%	-	-
Globis Capital Partners, LP(9)	1,585,682	- *	1,585,682	*	1,585,682	-
Chanan Morris(10)	780,934	- *	780,934	*	780,934	-
Globis International Investments LLC(11)	616,654	- *	616,654	*	616,654	-
Adler Chomsky Marketing Communications Ltd.(12)	12,614,868	15%	500,000		12,114,868	14%
Eyal Chomsky Holdings Ltd.(13)	4,204,382	15%	500,000		3,704,382	14%
Zavit Holding(14)	385,461	*	385,461	*	385,461	-
Israel Alfassi(15)	278,460	*	278,460	*	278,460	-
Brian M. Culley(16)	220,233	*	220,233	*	220,233	-
Amiad Solomon(17)	220,233	*	220,233	*	220,233	-
ARZ Chemicals International Trade Ltd.(18)	155,878	*	155,878	*	155,878	-
Total	110,781,379	-	16,232,246		94,549,133	-

* less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.
(2)	Assumes the full conversion of the Series A Preferred Stock and the Series C Preferred Stock.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus.
(4)	Consists of 2,833,054 shares of Common Stock and 1,573,582 shares of Common Stock issued in connection with a debt forgiveness agreement. Address: 2 Elza St. Jerusalem, Israel.
(5)
Includes 468,560 shares of Common Stock issued in connection with a debt forgiveness agreement with the Company and 2,242,509 shares of Common Stock issued in connection with the Share Exchange Agreement, as amended, entered into by the selling stockholder. Address: 1 Haharuv St., Ramat Hasharon 4725343, Israel.

(6)	Beneficial ownership calculation includes Mr. Citron’s wife, Mrs. Sigalit Citron. Address: 19 Haim Bar-Lev St., Tel Aviv 5265368.
(7)	Beneficial ownership calculation includes Mrs. Citron’s husband, Shimon Citron. Address: 19 Haim Bar-Lev St., Tel Aviv 5265368.
(8)
Consists of 68,331 shares of Common Stock and 894,169 shares of Common Stock issued in connection with a debt forgiveness agreement, entered into by the selling stockholder and includes 658,506 shares of Common Stock issuable upon the conversion of 453 shares of our Series A Preferred Stock and 250,000 shares of Common Stock issuable upon the conversion of 250 of our shares of Series C Preferred Stock. The percentage assumes full conversion of our Series A Preferred stock and our Series C Preferred stock. Michael Vasinkevich, an Authorized Signatory of Cutter Mill Capital LLC, has voting and dispositive power over our shares held by the selling stockholder. Address: 430 Park Avenue, 3rd Fl., New York, NY 10022.

(9)
Includes 1,585,682 shares of Common Stock issued in connection with a warrant exchange agreement, entered into by the selling stockholder. Paul Packer, a Managing Member of Globis Capital Partners, LP, has voting and dispositive power over our shares held by the selling stockholder. Address: 7100 W. Camino Real- Suite 302-48, Boca Raton, FL 33433.

(10)	Consists of 780,934 shares of Common Stock issued in connection with an option exchange agreement, entered into by the selling stockholder. Address: 30 Pitum Haktoret 3, Efrat, Israel 9045830.
(11)
Includes 616,654 shares of Common Stock issued in connection with a warrant exchange agreement, entered into by the selling stockholder. Paul Packer, a Managing Member of Globis International Investments LLC, has voting and dispositive power over our shares held by the selling stockholder. Address: 7100 W. Camino Real- Suite 302-48, Boca Raton, FL 33433.

(12)	Beneficial ownership calculation includes shared vote beneficially held by Eyal Chomsky Holdings Ltd. Address: 50 Menachem Begin St., Tel Aviv 6777682.
(13)	Beneficial ownership calculation includes shared vote beneficially held by Adler Chomsky Marketing Communications Ltd. Address: 50 Menachem Begin St., Tel Aviv 6777682.
(14)
Consists of 385,461 shares of Common Stock. Amiad Solomon, a CEO and Owner of Zavit Holding, has voting and dispositive power over our shares held by the selling stockholder. Address: 14 Hameyasdim St., Kfar Adomim, Israel.

(15)	Consists of 278,460 shares of Common Stock. Address: 73 Weizman St., Tel-Aviv, Israel 6215518.
(16)	Consists of 220,233 shares of Common Stock issued in connection with a warrant exchange agreement, entered into by the selling stockholder. Address: 2153 Whisper Wind Lane, Encinitas, CA 92024.
(17)	Includes 220,233 issued in connection with a warrant exchange agreement, entered into by the selling stockholder. Address: 14 Hameyasdim St., Kfar Adomim, Israel.
(18)	Consists of 155,878 shares of Common Stock. Address: 27 Hareut St. Netanya, Israel 4256532.

  We may require the Selling Stockholders to suspend the sales of the Common Stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

  Information concerning additional selling stockholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

  We are registering the securities issued to the Selling Stockholders to permit the resale of these securities by the holders thereof from time to time after the date of this prospectus, pursuant to the provisions of the Registration Rights Agreement. As used in this Prospectus, “Selling Stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other permitted transfer.

  We will not receive any of the proceeds from the sale by the Selling Stockholders of the securities. We will bear all fees and expenses incident to our obligation to register the securities.

  The Selling Stockholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. As of the date of this prospectus, our Common Stock is subject to quotation on the OTC Pink Open Market operated by the OTC Markets Group, Inc. The Selling Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. The selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling Stockholders will pay no offering expenses, but all selling and other expenses incurred by the selling Stockholders will be paid by the selling Stockholders. The Selling Stockholders may sell their respective shares of Common Stock, from time to time, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

  Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

  In connection with sales of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Stockholders may also sell securities short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the Selling Stockholders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge securities to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

  The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

  The Selling Stockholders and any broker-dealer or agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Act will be subject to the applicable prospectus delivery requirements of the Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Act and Rule 10b-5 under the Exchange Act.

  Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

  Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Subject to the terms of the debt forgiveness agreements between the Company and the Selling Stockholders, the Company has no obligation to qualify the resale of any shares in any particular state.

  There can be no assurance that any Selling Stockholder will sell any or all of the securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

  Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

  We will pay all expenses of the registration of the securities pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of initial compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.

  We agreed to keep this prospectus effective until all of the shares have been sold pursuant to this prospectus or Rule 144 under the Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SHARES ELIGIBLE FOR FUTURE SALE

  Sale of Restricted Securities

 Upon consummation of this offering, we will have 94,549,133 shares of our Common Stock outstanding (assuming the sale of all shares being offered pursuant to this prospectus). Of these shares, all shares sold in this offering will be freely tradable without further restriction or registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below. Of the remaining outstanding shares, 77,232,049shares will be deemed “restricted securities” under the Securities Act.

  Lock-up Arrangements and Registration Rights

  There are no current lock-up agreements of certain of our officers, our directors and the selling stockholders.

  However, certain stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our Common Stock under federal securities laws. See “Certain Relationships and Related Party Transactions — Registration Rights Agreement.” There will not be any maximum cash penalties or additional penalties resulting from delays in registering our Common Stock associated with such registration rights. If these stockholders exercise this right, our other existing stockholders may require us to register their registrable securities.

  Following the lock-up periods described above, all of the shares of our Common Stock that are restricted securities or are held by our affiliates as of the date of this prospectus will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

  Rule 144

  The shares of our Common Stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except that any shares of our Common Stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits our Common Stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

●	one percent of the total number of shares of our Common Stock outstanding; or
●	the average weekly reported trading volume of our Common Stock for the four calendar weeks prior to the sale

  Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

  Shares of our Common Stock that are not subject to lock-up arrangements described above will be eligible for sale under Rule 144 immediately upon the closing.

  Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock under Rule 144 without regard to the current public information requirements of Rule 144.

     Rule 701

  Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

LEGAL MATTERS

Sullivan & Worcester LLP, New Yolk, New Yolk, passed upon the validity of the shares of Common Stock that may be offered hereby.

EXPERTS

The financial statements of Artemis Therapeutics, Inc. as of December 31, 2021 and December 31, 2020 and for the year ended December 31, 2021 and the period from March 22, (inception) to December 31, 2020 included in this prospectus, have been audited by Brightman Almagor Zohar & Co., Certified Public Accountants, a firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

  We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our Common Stock, you should refer to the registration statement, including the exhibits. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

  This registration statement, including its exhibits and schedules, will be filed with the SEC. The SEC maintains a website at (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

  We are subject to the information and reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Artemis Therapeutics, Inc., 3 Eliezer Vardinon St., Petach Tikva, 4959507, Israel. Attn: Shimon Citron, Chief Executive Officer. Our principal executive office is located at 3 Eliezer Vardinon St., Petach Tikva, 4959507, Israel.

  If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3 Eliezer Vardinon St., Petach Tikva, 4959507, Israel, Attn: Shimon Citron, Chief Executive Officer.

  If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

  We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

ARTEMIS THERAPEUTICS, INC.

INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF
June 30, 2022

IN THOUSANDS U.S. DOLLARS

ARTEMIS THERAPEUTICS, INC.
 INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
IN THOUSANDS U.S. DOLLARS

		June 30	December 31
	Note	2 0 2 2	2 0 2 1
		$	$
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		149	471
Trade receivables		45	-
Other receivables		14	20
Inventory	3	66	74
Total current assets		274	565

NON-CURRENT ASSETS:
Property and equipment, net		48	37
Operating lease right-of-use assets	4	47	55
Intangible assets, net		37	32
Total long-term assets		132	124

TOTAL ASSETS		406	689

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Short-term credit		86	97
Trade account payables		76	42
Short-term operating lease liabilities	4	18	19
Other account payables		202	102
Total current liabilities		382	260

NON-CURRENT LIABILITIES:
Long-term loans from a major stockholder	6	233	239
Long-term operating lease liabilities	6	25	38
Other liabilities		36	32
Total long-term liabilities		294	309

Total liabilities		676	569

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Common stock, $0.01 par value - authorized: 51,000,000; issued and outstanding: 45,125,405 as of June 30, 2022 and 31,549,132 as of December 31, 2021	5	451	315
Series A Convertible Preferred stock, $0.01 par value - Authorized: 1,000 shares; issued and outstanding: 453 shares as of June 30, 2022 and no shares as of December 31, 2021		-	-
Series C Convertible Preferred stock, $0.01 par value - Authorized: 250 shares; issued and outstanding: 250 shares as of June 30, 2022 and no shares as of December 31, 2021		-	-
Series D Convertible Preferred stock, $0.01 par value - Authorized: 110,000 shares; issued and outstanding: 110,000 shares as of June 30, 2022 and December 31, 2021		1	1
Capital reserve from transaction with a major stockholder		25	15
Additional paid in capital		55	186
Accumulated deficit		(802)	(397)
Total stockholders’ deficiency		(270)	120

Total liabilities and stockholders’ equity (deficiency)		406	689

The accompanying notes are an integral part of the financial statements.

ARTEMIS THERAPEUTICS, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
UNAUDITED
IN THOUSANDS U.S. DOLLARS

	Six Months ended June 30		Three Months ended June 30
	2 0 2 2	2 0 2 1	2 0 2 2	2 0 2 1
	$	$	$	$

Revenues	78	4	61	4
Costs of revenues	21	1	16	1
		-		-
Gross profit	57	3	45	3

Operating expenses
Sales and marketing	196	18	87	8
General and administrative	280	55	178	35

Total operating expenses	476	73	265	43

Operating loss	(419)	(70)	(220)	(40)

Financial expenses (expenses)/ Income, net	14	(9)	19	(6)

Net Loss and Total Comprehensive Loss	(405)	(79)	(201)	(46)

Loss per share:

Basic and diluted net loss per common stock	(0.0041)	(0.0010)	(0.0021)	(0.0006)

Weighted average number of shares of Common Stock used in calculation of net loss per common stock:	31,624,556	26,109,483	31,699,979	26,109,483

The accompanying notes are an integral part of the financial statements.

ARTEMIS THERAPEUTICS, INC.
Interim Condensed Statements of Stockholders’ Equity (Unaudited)
IN THOUSANDS U.S. dollars

	Shares of Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock D		Capital reserve from transaction with related parties	Additional Paid in Capital	Accumulated deficiency	Total
*	Number	$	Number	$	Number	$	Number	$	$	$	$	$

Balance as of December 31, 2020	26,109,483	261					91,034	1	2	(261)	(68)	(65)

Transactions with stockholders (Note 6)									4			4
Net loss											(79)	(79)

Balance as of June 30, 2021	26,109,483	261					91,034	1	6	(261)	(147)	(140)

Balance as of March 31, 2021	26,109,483	261					91,034	1	4	(261)	(101)	(96)
Transactions with stockholders (Note 6)	-	-							2		-	2
Net loss	-	-									(46)	(46)

Balance as of June 30, 2021	26,109,483	261					91,034	1	6	(261)	(147)	(140)

* Number of shares has been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the reverse recapitalization transaction (refer to Note 1).

The accompanying notes are an integral part of the financial statements.

ARTEMIS THERAPEUTICS, INC.

Interim Condensed Statements of Stockholders’ Equity (Unaudited)
IN THOUSANDS U.S. dollars

	Shares of Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock D		Capital reserve from transaction with related parties	Additional Paid in Capital	Accumulated deficiency	Total
	Number	$	Number	$	Number	$	Number	$	$	$	$	$
*
Balance as of December 31, 2021	31,549,132	315					110,000	1	15	186	(397)	120
Stock based compensation on stock options granted to a service provider	2,242,509	23								42		65
Effect of reverse recapitalization transaction	11,333,764	113	453	-	250	-				(173)		(60)
Transactions with stockholders (Note 6)									10			10
Net Loss											(405)	(405)

Balance as of June 30, 2022	45,125,405	451	453	-	250	-	110,000	1	25	55	(802)	(270)

*Number of shares has been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the reverse recapitalization transaction (refer to Note 1).

The accompanying notes are an integral part of the financial statements.

ARTEMIS THERAPEUTICS, INC.

Interim Condensed Statements of Stockholders’ Equity (Unaudited)
IN THOUSANDS U.S. dollars

	Shares of Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock D		Capital reserve from transaction with related parties	Additional Paid in Capital	Accumulated deficiency	Total
	Number	$	Number	$	Number	$	Number	$	$	$	$	$
*
Balance as of March 31, 2022	31,549,132	315					110,000	1	19	186	(601)	(80)
Stock based compensation on stock option to a service provider	-									65		65
Exercise of stock options by a services provider	2,242,509	23								(23)		-
Effect of reverse recapitalization transaction	11,333,764	113	453	-	250	-				(173)		(60)
Transactions with stockholders (Note 6)	-	-							6		-	6
Net Loss	-	-								-	(201)	(201)

Balance as of June 30, 2022	45,125,405	451	453	-	250	-	110,000	1	25	55	(802)	(270)

*Number of shares has been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the reverse recapitalization transaction (refer to Note 1).

The accompanying notes are an integral part of the financial statements.

ARTEMIS THERAPEUTICS, INC.
Interim Condensed Consolidated Statement of Cash Flows (Unaudited)
IN THOUSANDS U.S. dollars

	Six Months ended June 30
	2 0 2 2	2 0 2 1
	$	$
Cash flows from operating activities:
Net loss	(405)	(79)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7	-
Decrease in operating lease liabilities	(6)	-
Share-based compensation on stock options granted to a service provider	65	-
Decrease in other liabilities	(3)	-
Accrued interest from stockholder loans from a major stockholder	10	4
Increase in trade account receivable and other receivables	(33)	(13)
Increase in trade accounts payable and other account payables	69	4
Increase (decrease) in inventory	8	(15)

Net cash used in operating activities	(288)	(99)

Cash flows from investing activities:
Purchase of property and equipment	(18)	(17)

Net cash used in investing activities	(18)	(17)

Cash flows from financing activities:
Short-term credit	(11)	45
Loans received from a major stockholder	(5)	68

Net cash provided by financing activities	(16)	113

Decrease in cash and cash equivalents	(322)	(3)

Cash and cash equivalents at beginning of period	471	3

Cash and cash equivalents at end of period	$149	-

Non-cash activities:
Intangible assets recognized with corresponding other liability	6	-
Reverse recapitalization effect on equity	(60)

The accompanying notes are an integral part of the financial statements.

ARTEMIS THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
UNAUDITED

NOTE 1  -DESCRIPTION OF BUSINESS AND GENERAL

Artemis Therapeutics Inc. (“the Company”) was originally incorporated under the laws of the State of Nevada, on April 22, 1997. Based on the lack of business activities since January 10, 2019, the Company was classified as a “shell” company as defined by the Securities and Exchange Commission (the “SEC”).

As of June 30, following the completion of the Share Exchange Agreement as detailed below, the Company is no longer classified as “shell” Company.

On March 6, 2022, the Company entered into a Share Exchange Agreement, as amended on June 30, 2022 (the “Share Exchange Agreement”) with Manuka Ltd., and the shareholders of Manuka Ltd., a company incorporated in Israel and engaged in developing and manufacturing skincare products based on Mānuka honey and bee venom.

In furtherance of the Share Exchange Agreement, on June 30, 2022, the Company acquired 100% of the outstanding shares of Manuka Ltd. (the “Reverse Recapitalization Transaction”). Pursuant to the Share Exchange Agreement, in exchange for all of the outstanding shares of Manuka Ltd., the Company issued to the shareholders of Manuka Ltd. a total of 33,791,641 (including shares issued to service provider of 2,242,509) common stock and 110,000 preferred D shares, convertible into 66,000,000 shares of common stock of the Company, representing 89% of the total shares issued and outstanding after giving effect to the Reverse Recapitalization Transaction. As part of the share exchange agreement, Manuka Ltd purchased net liabilities of the Company in the amount of $60 thousand. As a result of the Reverse Recapitalization Transaction, Manuka Ltd. became a wholly owned subsidiary of the Company. As the shareholders of Manuka Ltd. received the largest ownership interest in the Company, Manuka Ltd. was determined to be the “accounting acquirer” in the reverse recapitalization. As a result, the historical financial statements of the Company were replaced with the financial statement of Manuka Ltd. for all periods presented, except for the adjustments to reflect the legal capital of the Company.

As of June 30, 2022, the term Company refers to Artemis as adjusted to reflect the financial statements of Manuka.

The number of shares included within these financial statements have been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the Reverse Recapitalization Transaction.

The Company’s Common Stock is not listed on any national stock exchange but is quoted on the OTC Pink Market under the symbol “ATMS.”

The Company is in its early stages and there is great uncertainty regarding the future of its operations. Moreover, the Company is thinly capitalized and has not yet generated cash from operations. The Company raised funds from an outside investor, but it does not seem to be sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements. In order to mitigate that risk, Manuka Ltd.‘s management received support from its major stockholder by way of a support letter securing the necessary funds to the Company in case of need.

NOTE 2  -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Accounting principles:

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of the SEC regulations. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included (consisting only of normal recurring adjustments except as otherwise discussed).

These financial statements and accompanying notes should be read in conjunction with the 2021 consolidated financial statements and notes thereto included.

B.
Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and accompanying notes and reported amounts of revenues and expenses during the reported periods, such as useful life of intangible assets. Actual results could differ from those estimates.

C.
Impact of recently issued and adopted accounting standards:

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

ARTEMIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

NOTE 3  -INVENTORIES

Composition:

(USD in thousands)

	June 30,	December 31,
	2 0 2 2	2 0 2 1

Raw materials	24	32
Finished goods	42	42
	66	74

NOTE 4  -LEASES

On August 10, 2021, the Company entered into an operating lease agreement for its office. The Company signed a new agreement for its current office and manufacturing facilities lease which originally was to end in 2022. The lease agreement is for one year starting in October 2021, with two options to extend the lease by another one year for each option until September 30, 2024. The Company is reasonably certain that it will exercise the additional two options starting in October 2022.

A.The components of operating lease costs were as follows:

(USD in thousands)

	Six Months ended June 30
	2 0 2 2	2 0 2 1

Operating lease cost	11	-
Total lease costs	11	-

B.	Supplemental balance sheet information related to operating leases is as follows:

(USD in thousands)

	June 30,	December 31,
	2 0 2 2	2 0 2 1

Operating lease right-of-use assets	47	55
Operating lease liabilities, current	18	19
Operating lease liabilities, long-term	25	38
Weighted average remaining lease term (in years)	2.25	2.75
Weighted average discount rate	7.85%	7.85%

ARTEMIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

NOTE 4  -LEASES (Cont.)

C.	Future lease payments under operating leases The maturity analysis of operating lease liabilities as of June 30, 2022, are as follows (unaudited):

(USD in thousands)

June 30,
2 0 2 2

2022	10
2023	21
2024	16
Total undiscounted lease payments	47
Less: Transactions with stockholders	(4)
Lease liabilities	43

NOTE 5  -STOCKHOLDERS’ EQUITY

A.        Stockholders’ Rights:

Shares of common stock confer upon their holders the right to receive notice to participate and vote in general meetings of stockholders of the Company, the right to receive dividends, if declared, and the right to receive a distribution of any surplus of assets upon liquidation of the Company.

B.        Issuance of Shares:

On December 20, 2021, the Company entered into a securities purchase agreement (the “SPA”) with certain investors. Pursuant to the SPA, the Company agreed to sell 5,439,650 shares of common stock and 18,966 Series D Convertible Preferred Stock to the investors for aggregate consideration of $500 thousands following the consummation of the transactions contemplated by the investor’s holdings of the Company, representing 17.24% of the issued capital of the Company on a fully diluted basis.

As detailed in Note 1, as part of the Recapitalization Transaction on June 30, 2022, the Company issued 33,791,641 shares of common stock and 110,000 shares that are designated as Series D Convertible Preferred Stock in exchange for approximately 89% of the issued and outstanding ordinary shares and all the preferred shares of Manuka Ltd. The number of shares prior to the Recapitalization Transaction have been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the Recapitalization Transaction.

ARTEMIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

NOTE 5  -STOCKHOLDERS’ EQUITY (Cont.)

C.        Preferred Stock:

The Series A Convertible Preferred shares confer upon their holders the right to receive dividends when paid to holders of common stock of the Company on an as- converted basis, and the right to receive a distribution of any surplus of assets upon liquidation of the Company before any distribution or payment shall be made to the holders of any junior securities. Each share of Series A Convertible Preferred shall be convertible into that number of shares of Common Stock determined by dividing the stated value by the conversion price. Each share of the Series A Preferred has a par value of $0.01 and is convertible into 1,453.65 shares of Common Stock.

The Series C Convertible Preferred shares confer upon their holders the right to receive dividends when paid to holders of common stock of the Company on an as- converted basis and the right to receive a distribution of any surplus of assets upon liquidation of the Company before any distribution or payment shall be made to the holders of any junior securities. Each share of Series C Convertible Preferred shall be convertible into that number of shares of Common Stock determined by dividing the stated value by the conversion price. Each share of the Series C Preferred has a par value of $0.01 and convertible into 1,000 shares of Common Stock.

The Series D Convertible Preferred shares confer upon their holders the right receive notice to participate and vote in general meetings of stockholders of the Company on an as converted basis, the right to receive dividends when paid to holders of common stock of the Company on an as-converted basis and the right to receive a distribution of any surplus of assets upon liquidation of the Company before any distribution or payment shall be made to the holders of any junior securities. Each share of Series D Convertible Preferred shall be convertible into that number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price. Each share of the Series D Preferred has a par value of $0.01 and convertible into 600 shares of Common Stock.

D.        Stock Option:

On January 19, 2022, the Company entered into an agreement with a services provider according to which the Company granted the services provider options to purchase 2.25% of the Company’s issued and outstanding Common Stock with exercise price equal to the par value of the shares. The stock option will be fully exercisable a moment before the closing date of the Share Exchange Agreement and can be exercised no later than the closing date. On June 30, 2022 the services provider exercised the stock option and as a result of the Share Exchange Agreement was issued 2,242,509 common stock of the Company.

NOTE 6  -RELATED PARTY BALANCES AND TRANSACTIONS

During 2020 and 2021, and the six months ended on June 30, 2022, the founder of Manuka Ltd., Mr. Shimon Citron, a director, Chief Executive Officer and a major stockholder, provided the Company with several loans at an aggregate amount of $233 thousand as of June 30, 2022. The loans bear no interest and are linked to the Israeli Consumer Prices Index (“CPI”). The repayment date has not been determined.

The Company considered whether the loans it received from its major stockholder vare beneficial and hence such benefit should be recorded in capital reserve from the transaction with a related party.

ARTEMIS THERAPEUTICS, INC.

NOTES TO FINANCIAL STATEMENTS

UNAUDITED

NOTE 6  -RELATED PARTY BALANCES AND TRANSACTIONS (Cont.)

The Company estimated the value of the benefit as the difference between the interest rate stipulated in the contract and the interest rate commensurate with such loans expected in an arms-length transaction (inclusive adjustment to the size of the loan and the fact that it is unsecured, which the Company’s management considers being the best estimate of the Company’s interest rate close to the date of receiving loans from a stockholders). Accordingly, as a result of the fact that the stockholder’s loan bears no interest and with no maturity date, the benefit is determined each year at the beginning of the year, as the discount of the loans at the effective interest rate (determined above) determined to be approximately 8.85%. The benefit for the six months ended June 30, 2022 and 2021 were $10 and $4 in thousands, respectively.

A.Balances with related parties:

(USD in thousands)

	June 30,	December 31,
	2 0 2 2	2 0 2 1

Long-term loans from a major stockholder	233	239
Trade account payables (*)	69	-

B.Transactions with related parties (unaudited):

(USD in thousands)

	Six Months ended June 30
	2 0 2 2	2 0 2 1

Management fees to a major stockholder	32	25
Sales and marketing (*)	65	-
Interest on loans from a major stockholder	10	4
Stockholder’s Salaries	36	-

(*) refer to marketing services provided by one of the Company’s stockholders.

Artemis Therapeutics Inc.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2021

U.S. DOLLARS IN THOUSANDS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Artemis Therapeutics Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Artemis Therapeutics Inc. (operating as Manuka Ltd. prior to the reorganization described in Note 1)(the “Company”) as of December 31, 2021, and 2020, and the related consolidated statements of comprehensive income, shareholders’ equity, and cash flows, for the year ended December 31, 2021, and the Period from March 22, (inception) to December 31, 2020, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and the Period from March 22, (inception) to December 31,2020, in conformity with accounting principles generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that were communicated or required to be communicated to the Board of Directors and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going concern — Refer to Note 1 to the financial statements

Critical Audit Matter Description

Management has concluded that there are no material uncertainties that give rise to significant doubt over the Company’s ability to continue as a going concern for at least twelve months from the date of the approval of the financial statements.

The Company is at its early stages, is thinly capitalized and has not yet generated cash from operations. The Company raised funds from an outside investor, which is not sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements. Management plans are mainly reliant on the support of its major stockholder by way of unequivocal support letter securing the necessary funds for the Company in the foreseeable future.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows, in particular the judgment over the reliance on its major stockholders’ support and his ability to support the Company.

How the Critical Audit Matter Was Addressed in the Audit

We performed the following audit procedures:

We reviewed the Company’s negative cash flows from operations

Enquiring management regarding the mitigating actions to reduce costs and manage cash flows and assessing whether the mitigating actions were within the Company’s control.

We noted that the Company’s plans are mainly relying on the support from its major stockholder, and we focused our procedures on corroborating his ability to support the Company.

•	We have asked for access to bank statements and other information to evaluate the ability to support the Company for the next twelve months.

•	Reading public information to try to corroborate the sources of the capitalization of the major stockholder.

We evaluated the Company’s disclosures and ongoing concern against the requirements of ASC 205-40 and PCAOB AS 2415.

Brightman Almagor Zohar & Co. Certified Public Accountants
A firm in the Deloitte Global Network

Tel Aviv, Israel
   July 5, 2022, except for Note 1B, as to which the date is September 6, 2022

We have served as the Company’s auditor since 2020.

Artemis Therapeutics Inc.
Consolidated Balance Sheets
(USD in thousands, except share data)

		December 31,	Period from March 22, (Inception) to December 31,
	Note	2 0 2 1	2 0 2 0
		$	$
ASSETS

CURRENT ASSETS
Cash and cash equivalents		471	3
Trade receivables		-	-
Other receivables		20	4
Inventory	3	74	-
Total current assets		565	7

NON-CURRENT ASSETS:
Property and equipment, net	5	37	1
Operating lease right-of-use assets	7	55	-
Intangible assets, net	6	32	-
Total long-term assets		124	1

TOTAL ASSETS		689	8

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Short-term credit		97	-
Trade account payables		42	9
Short-term operating lease liabilities	7	19	-
Other account payables		102	2
Total current liabilities		260	11

NON-CURRENT LIABILITIES:
Long-term loans from a major stockholder	9	239	62
Long-term operating lease liabilities	7	38	-
Other liabilities	4	32	-
Total long-term liabilities		309	62
Total liabilities		569	73

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Common stock of $0.01 par value – Authorized: 51,000,000 shares issued and outstanding 31,549,132 as of December 31, 2021 and 26,109,483 as of December 2020;	8	315	261
Series D Convertible Preferred stock, $0.01 par value - Authorized: 110,000 shares; issued and outstanding: 110,000 shares as of December 31, 2021 and 91,034 shares as December 31, 2020		1	1
Capital reserve from transaction with a major stockholder		15	2
Additional paid in capital		186	(261)
Accumulated deficit		(397)	(68)
Total shareholders’ deficiency		120	(65)

Total liabilities and stockholders’ equity (deficiency)		689	8

The accompanying notes are an integral part of the financial statements.

Artemis Therapeutics Inc.
Statements of Comprehensive Income
(USD in thousands, except per share data)

	Year ended December 31,	Period from March 22, (Inception) to December 31,
	2 0 2 1	2 0 2 0
	$	$

Revenues	7	-
Costs of revenues	1	-

Gross profit	6	-

Operating expenses
Sales and marketing	66	38
General and administrative	230	23

Total operating expenses	296	61

Operating loss	(290)	(61)

Financial expenses, net	(39)	(7)

Net Loss and Total Comprehensive Loss	(329)	(68)

Loss per share:

Basic and diluted net loss per common stock	(0.0041)	(0.0011)

Weighted average number of common stocks used in calculation of net loss per common stock (*):
Basic and diluted	26,139,289	20,315,323

The accompanying notes are an integral part of the financial statements.

Artemis Therapeutics Inc.
Consolidated Statements of Comprehensive Income, Stockholders’ Equity
(USD in thousands, except share data)

	Common Stock		Preferred Stock D			Capital Reserve	Additional Paid In Capital	Accumulated Deficit	Total
	Number	$	Number	$		$	$	$	$

Balance as of March 22, 2020 (*)	26,109,483	261	91,034	1			(261)	-	1

Transactions with shareholder (Note 8)						2		-	2

Net Loss								(68)	(68)
Balance as of December 31, 2020	26,109,483	261	91,034	1		2	(261)	(68)	(65)

Issuance of Common Stock	5,439,650	54	18,966	(**	)		447		501

Transactions with shareholders (Note 8)						13			13

Net Loss								(329)	(329)
Balance as of December 31, 2021	31,549,132	315	110,000	1		15	186	(397)	120

(*) Date of inception

(**) Represents an amount lower than 1 USD

The accompanying notes are an integral part of the financial statements.

Artemis Therapeutics Inc.
Consolidated Statement of Cash Flows
(USD in thousands)

	Year ended December 31,	Period from March 22, (inception) to December 31,
	2 0 2 1	2 0 2 0
	$	$
Cash flows from operating activities:
Net loss	(329)	(68)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3	(* )
Increase in operating lease liabilities	2	-
Increase in other liabilities	(* )	-
Accrued interest from shareholder loans	13	2
Increase in trade receivable and other receivable s	(15)	(4)
Increase in trade account payables and other accounts payable.	121	12
Increase in inventory	(74)	-

Net cash used in operating activities	(279)	(58)

Cash flows used in investing activities:
Purchase of property and equipment	(27)	(1)

Net cash used in investing activities	(27)	(1)

Cash flows provided by financing activities:
Short-term credit	96	-
Issuance of common stock	501	(* )
Loans received from a major stockholder	177	62

Net cash provided by financing activities	774	62

Increase in cash and cash equivalents	468	3

Cash and cash equivalents at beginning of period	3	-

Cash and cash equivalents at end of period	471	3

Non-cash activities:

Right-of-use asset recognized with corresponding lease liability	60	-
Intangible assets recognized with corresponding other liability	32	-
Purchase of property and equipment in credit	12	-

(*) Represents an amount lower than 1 USD

The accompanying notes are an integral part of the financial statements.

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 1 -DESCRIPTION OF BUSINESS AND GENERAL

A.
Artemis Therapeutics Inc. (“the Company”) was originally incorporated under the laws of the State of Nevada, on April 22, 1997. Based on the lack of Company business activities since January 10, 2019, the Company was classified as a “shell” company as defined by the Securities and Exchange Commission (the “SEC”).

As of June 30, following the completion of the Share Exchange Agreement as detailed below, the Company is no longer classified as “shell” Company.

B.

On March 6, 2022, the Company entered into a Share Exchange Agreement, as amended on June 30, 2022 (the “Share Exchange Agreement”) with Manuka Ltd., and the shareholders of Manuka Ltd., a Company incorporated in Israel and engaged in developing and manufacturing skincare products based on Mānuka honey and bee venom.

The Share Exchange Agreement was consummated on June 30, 2022 and the Company acquired 100% of the outstanding shares of Manuka  Ltd. (the  “Reverse Recapitalization Transaction”). Pursuant to the Share Exchange Agreement, in exchange for all of the outstanding shares of Manuka Ltd., the Company issued to the shareholders of Manuka Ltd. a total of 33,791,641 (including shares issued to service provider of 2,242,509) common stock and 110,000 preferred D shares, convertible into 66,000,000 shares of common stock of the Company, representing 89% of the total shares issued and outstanding after giving effect to the Reverse Recapitalization Transaction. As a result of the Reverse Recapitalization Transaction, Manuka Ltd. became a wholly owned subsidiary of the Company. As the shareholders of Manuka Ltd. received the largest ownership interest in the Company, Manuka Ltd. was determined to be the “accounting acquirer” in the reverse recapitalization. As a result, the historical financial statements of the Company were replaced with the financial statement of Manuka Ltd. for all periods presented. The financial statements reflect the financial statements of Manuka Ltd, recasted for the change in the equity structure.

As of June 30, 2022, the term Company refers to Artemis as adjusted to reflect the financial statements of Manuka Ltd.

The number of shares have been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the Reverse Recapitalization Transaction.

The Company’s Common Stock is not listed on any national stock exchange but is quoted on the OTC Pink Market under the symbol “ATMS.”

The Company is in its early stages and there is great uncertainty regarding the future of its operations. Moreover, the Company is thinly capitalized and has not yet generated cash from operations. The Company raised funds from an outside investor, but it does not seem to be sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements. In order to mitigate that risk, the Company’ management received support from its major stockholder by way of a support letter securing the necessary funds to the Company in case of need.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Accounting principles:

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

B.	Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

C.	Functional currency:

The functional currency of the Company is the U.S dollar (“$” or “dollar”) since the dollar is the currency of the expected primary economic environment in which the Company is and would operate.

The dollar figures are determined as follows: transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions reflected in the statement of operations, the exchange rates at transaction dates are used. Depreciation and other changes deriving from non-monetary items are based on historical exchange rates.

The resulting translation gains or losses are recorded as financial income or expenses, as appropriate.

D.	Cash and cash equivalents:

The Company considers all highly liquid investments, which include short-term bank deposits that are not restricted as to withdrawal or use and such deposits have a period to maturity which did not exceed three months at the time of investment, to be cash equivalents.

E.	Inventory:

Inventories are recorded at the lower cost or net realizable value. Cost is determined on a weighted average basis.

The Company periodically evaluates the inventory quantities on hand relative to historical and projected sales volumes, current and historical selling prices, and contractual obligations to maintain certain levels of products. Based on these evaluations, inventory write-offs are provided to cover risks arising from slow-moving items, discontinued products, excess inventories, and market prices lower than cost and adjusted revenue forecasts.

F.	Property and equipment:

These assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of each asset.

Annual rates of depreciation are as follows:

%

Computers and electronic equipment	33
Capitalization of website development costs	20
Office furniture and equipment	7

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

G.	Impairment of long-lived assets:

The Company’s long-lived assets (assets group) to be held or used, including the right of use assets and intangible assets that are subject to amortization, are reviewed for impairment in accordance with Accounting Standards Codification (“ASC”) 360, “Property, Plant, and Equipment” whenever events or changes in circumstances indicate that the carrying amount of a group of assets may not be recoverable. The recoverability of a group of assets to be held and used is measured by a comparison of the carrying amount of the group to the future undiscounted cash flows expected to be generated by the group. If such a group of assets is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Fair value is determined through various valuation techniques including discounted cash flow models and third‑party independent appraisals, as considered necessary. During the year ended December 2021 and the period from March 22, (Inception) to December 31 ,2020, the Company did not record any impairment charges attributable to long-lived assets.

H.	Basic and diluted net loss per share:

Basic loss per share is computed by dividing the net loss applicable to holders of Common Stock by the weighted average number of shares of Common Stock outstanding during the year per share is computed by dividing the net loss applicable to holders of Common Stock by the weighted average number of Common Stock outstanding plus the number of additional Common Stock that would have been outstanding if all potentially dilutive Common Stock had been issued, using the Treasury Shares Method, in accordance with ASC 260-10, “Earnings per Share”.

I.	Income Tax:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes.” This ASC prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value. The Company establishes reserves for uncertain tax positions based on an evaluation of whether the tax position is “more likely than not” to be sustained upon examination. The Company records interest and penalties pertaining to its uncertain tax positions in the financial statements as income tax expenses. As the Company is in an early stage, a valuation allowance was provided on any deferred tax assets. The Company has not recorded any liability for uncertain tax positions for the years ended December 31, 2021, and the period from March 22, (Inception) to December 31, 2020.

J.	Revenue recognition:

The Company generates its revenues mainly from sales of skincare products. Revenues from the Company’s contracts with customers are recognized using the five-step model in ASC 606, “Revenue from Contracts with Customers.” At first, the Company determines if an agreement with a customer is considered to be a contract to the extent it has a commercial substance, it is approved in writing by both parties, all rights and obligations including payment terms are identifiable, and the agreement between the parties creates enforceable rights and obligations, and collectability in exchange for goods that will be transferred to the customer is considered as probable. The Company then assesses the transaction price for a contract in order to determine the consideration the Company expects to receive for satisfying the performance obligations called for in the contract, which generally includes only one performance obligation.

Revenues for performance obligations are recognized at the point in time when control is transferred to the customer (which is generally upon delivery) and include mainly revenues from the sales of the skincare products.

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

K.	Concentration of credit risk:

The Company maintains an allowance based on a specific analysis of each customer account receivable’s aging, assessment of its related risk, and ability of the customer to make the required payment. In addition, in accordance with ASC 326, “Financial Instruments - Credit Losses,” an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers. Trade accounts receivables are written off against the allowance when it becomes evident that collection will not occur. Credit is extended to customers satisfying pre-defined credit criteria.

L.	Commitments and contingencies:

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

M.	Fair value measurements:

ASC 820, “Fair Value Measurement and Disclosure,” clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Significant other observable inputs based on market data obtained from sources independent of the reporting entity.

Level 3 - Unobservable inputs which are supported by little or no market activity.

As of December 31, 2021 and 2020, the Company did not have any derivative instruments or other financial instruments, carried at fair value on a recurring or nonrecurring basis.

N.	Leases:

In accordance with ASC 842, “Leases,” the Company determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Company has a right to direct the use of the asset.

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

N.	Leases (Cont.):

Right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of remaining lease payments over the lease term. ROU assets are initially measured at amounts, which represent the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The lease liability is initially measured based on the discounted present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. The implicit rate within the operating leases is generally not reasonably determinable, therefore, the Company uses the Incremental Borrowing Rate (“IBR”) based on the information available at the commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located.

Certain leases include options to extend or terminate the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Company will exercise that option. An option to terminate is considered unless it is reasonably certain that the Company will not exercise the option.

O.	Impact of recently issued and adopted accounting standards:

In December 2019, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve the consistent application. This standard was effective for the Company beginning January 1, 2021, and was Applied on a modified retrospective basis. This standard did not have a material impact on the Company’s financial statements and disclosures.

P.	New accounting pronouncements not yet effective:

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”). ASU 2020-06simplifies accounting for convertible instruments by removing major separation models required under the U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. ASU 2020-06removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to ualify for it. It also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021. The Company expects that this guidance will not have a significant impact on the Company’s consolidated financial statements and interim periods within those fiscal years.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.” The guidance is effective for the Company on January 1, 2022. The Company expects that this guidance, will not have a significant impact on the Company’s consolidated financial statements.

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 3  -INVENTORIES

	December 31,	Period from March 22, (Inception) to December 31,
	2021	2020

Raw materials	32	-
Finished goods	42	-
	74	-

The Company did not record inventory write-offs during the years ended December 31, 2021 and the period from March 22, (Inception) to December 31, 2020.

NOTE 4 -COMMITMENTS AND CONTINGENT LIABILITIES

The Company’s skincare products are manufactured in Israel by a sole manufacturer, Waitemata Honey Co. Ltd. (the “Vendor” or “Waitemata Honey”) with Mānuka honey ingredients. The Company imports Mānuka honey from its supplier in New Zealand. Pursuant to the agreement with the New Zealand supplier in July 2021, on February 28, 2022, the Company was granted an import license from the Israeli Ministry of Health, the “MoH” and the “MoH License,” which allows it to import Mānuka honey from Waitemata Honey.

The skincare product formulas are the intellectual property of the Company, pursuant to an agreement signed by the Company and the Vendor on December 14, 2021 (the “Formula Agreement”).

Pursuant to the Formula Agreement, the Vendor was granted exclusivity as the manufacturer of the Company’s cosmetic products. The Company is entitled at any time to replace the Vendor as the sole manufacturer. If the Company so decides it will have to pay the Vendor approximately US$ 6,000 (NIS 20,000), linked to the Israeli CPI, for each formula for which the manufacturer was replaced.

The Formula Agreement is for the manufacturing of six formulas of cosmetic materials production and the rights to purchase these formulas with a term of 10 years.

The Company accounted for the Formula Agreement as the acquisition of the IP associated with the development of the formulas in consideration of granting exclusivity rights. The Company recorded an intangible asset in the amount of US$ 36 thousands (NIS 120 thousand), amortized over the term of the contract with a corresponding liability in the same amount for the exclusivity liability.

NOTE 5 -PROPERTY AND EQUIPMENT, NET

	December 31,	Period from March 22, (Inception) to December 31,
	2021	2020
Cost:

Computers and electronic equipment	6	1
Capitalization of website development costs	34	-
	40	1
Accumulated depreciation:
Computers and electronic equipment	(1)	(*	)
Capitalization of website development costs	(3)	-
	(4)	(*	)

Depreciated cost	36	1

(*) Represents an amount lower than 1 USD

Depreciation expense for the years ended December 31, 2021 and the period from March 22, (Inception) to December 31, 2020 were $3 thousands, and $ (*) respectively.

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 6 -INTANGIBLES, NET

The gross book value, accumulated amortization, and amortization periods of intangible assets are as follows:

	December 31, 2021
	Estimated Useful Life (in years)	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted Average Remaining Useful Life in years)

Acquisition of IP	10	32	-	32	10

NOTE 7 -LEASES

On August 10, 2021, the Company entered into an operating lease agreement for its office. The Company signed a new agreement for its current office lease, which originally was to end in 2022. The lease agreement is for one year starting in October 2021 with two options to extend the lease by an additional one year for each option until September 30, 2024. The Company is reasonably certain that it will exercise the two additional options starting in October 2022.

The components of operating lease costs were as follows:

	December 31,	Period from March 22, (Inception) to December 31,
	2021	2020

Operating lease cost	6	-
Total lease costs	6	-

a.	Supplemental balance sheet information related to operating leases is as follows:

	December 31,	Period from March 22, (Inception) to December 31,
	2021	2020

Operating lease ROU assets	55	-
Operating lease liabilities, current	19	-
Operating lease liabilities, long-term	38	-
Weighted average remaining lease term (in years)	2.75	-
Weighted average discount rate	7.85%	-

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 7 -LEASES (cont.)

b.	Future lease payments under operating leases as of December 31, 2021, are as follows:

December 31,
2021

2022	23
2023	24
2024	17
Total undiscounted lease payments	64
Less: Transactions with stockholders	(7)
Lease liabilities	57

NOTE 8 -STOCKHOLDERS’ EQUITY

A.	Stockholders’ Rights:

Shares of common stock confer upon their holders the right to receive notice to participate and vote in general meetings of stockholders of the Company, the right to receive dividends, if declared, and the right to receive a distribution of any surplus of assets upon liquidation of the Company. Shares of common stock confer upon their holders the right to receive notice to participate and vote in general meetings of stockholders of the Company, the right to receive dividends, if declared, and the right to receive a distribution of any surplus of assets upon liquidation of the Company.

B.	Issuance of Common Stock:

On December 20, 2021, the Company entered into a securities purchase agreement (the “SPA”) with certain investors. Pursuant to the SPA, the Company agreed to sell 5,439,650 shares of common stock and 18,966 Series D Convertible Preferred Stock to the investors for aggregate consideration of $500 following the consummation of the transactions contemplated by the investor’s holdings of the Company, representing 17.24% of the issued capital of the Company on a fully diluted basis.

As detailed in Note 1, as part of the Reverse Recapitalization Transaction on June 30, 2022, the Company issued 33,791,641 shares of common stock (inclusive of 5,439,650 shares issued to certain investors as described above) and 110,000 shares (inclusive of 18,966 shares issued to certain investors as described above)  that are designated as Series D Convertible Preferred Stock in exchange for approximately 89% of the issued and outstanding ordinary shares and all the preferred shares of Manuka Ltd. The number of shares prior to the Reverse Recapitalization Transaction have been retroactively adjusted based on the equivalent number of shares received by the accounting acquirer in the Recapitalization Transaction.

C.	Preferred Stock:

The Series D Convertible Preferred shares confer upon their holders the right receive notice to participate and vote in general meetings of Stockholders of the Company on an as converted basis, the right to receive dividends when paid to holders of common stock of the Company on an as-converted basis and the right to receive a distribution of any surplus of assets upon liquidation of the Company before any distribution or payment shall be made to the holders of any junior securities. The Series D Convertible Preferred shall be convertible by dividing the Stated Value by the Conversion Price. Each share of the Series D Preferred has a par value of $0.01 and is convertible into 600 shares of Common Stock.

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 9 -RELATED PARTY BALANCES AND TRANSACTIONS

During the period from March 22, (inception) to December 31, 2020 and the year ended December 31, 2021 the founder of the Company and major stockholder provided the Company with several loans at an aggregate amount of $239 thousands as of December 31, 2021. The loans bear no interest and are linked to the Israeli Consumer Prices Index (“CPI”). The repayment date has not been determined.

The Company considered whether the loans the Company received is beneficial and hence such benefit should be recorded in capital reserve from the transaction with a major stockholder.

The Company estimated the value of the benefit as the difference between the interest rate stipulated in the contract and the interest rate commensurate with such loans expected in an arms-length transaction (inclusive adjustment to the size of the loan and the fact that it is unsecured, which the Company's management considers being the best estimate of the Company’s interest rate close to the date of receiving loans from the shareholders). Accordingly, as a result of the fact that loans bear no interest and with no maturity date, the benefit is determined each year at the beginning of the year, as the discount of the loans at the effective interest rate (determined above) determined to be approximately 8.85%. The benefit for the period from March 22, (Inception) to December 31 2020 and the year ended December 31, 2021, were US$2 thousands and US$13 thousands respectively. Changes due to CPI are recognized in earnings.

a.	Balances with a related party:

	December 31,	Period from March 22, (Inception) to December 31,
	2021	2020

Long-term loans from a major stockholder	239	62

b.	Transactions with a related party:

	December 31,	Period from March 22, (Inception) to December 31,
	2021	2020

Management fees to a major stockholder	49	-

Interest on long-term loans from a major stockholder (reflected in stockholders’ equity)	13	2

Artemis Therapeutics Inc.
Notes to the financial statement
(USD in thousands)

NOTE 10 -TAX ON INCOME

A.	Tax rates applicable to the income of the Israeli companies:

Manuka is taxed according to Israeli tax laws.

The Israeli corporate tax rate from the year 2018 and onwards is 23%.

B.	As of December 31, 2021, the Company had total net operating losses in Israel of approximately $393 thousand, which may be carried forward and offset against taxable income in the future.

C.
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31
	2021	2020
	Thousands U.S. $
Operating loss carryforward	361	64

Net deferred tax asset before valuation allowance	85	15
Valuation allowance	(85)	(15)
Net deferred tax asset	-	-

As of December 31, 2021, the Company has provided a full valuation allowance of $85 thousands in respect of deferred tax assets resulting from tax loss carryforward. Management currently believes that because the Company has a history of losses, it is more likely than not that the deferred tax regarding the loss carryforward will not be realized in the foreseeable future.

D.	Available Carryforwards tax losses:

As of December 31, 2021, the Company has an accumulated tax loss carryforward of approximately $371 thousands. Carryforward tax losses in Israel are of unlimited duration.

E.	Due to the Company’s cumulative losses, the effect of ASC 740 as codified from ASC 740-10 is not material.

NOTE 11 -SUBSEQUENT EVENTS

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to identify matters that require additional disclosure. The Company has concluded that no subsequent event has occurred that require disclosure other than the below.

On March 6, 2022, shareholders of the Company (the “Shareholders”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Artemis Therapeutics, Inc (“Artemis”), a shell company incorporated in the State of Delaware.

The Share Exchange Agreement provides that, upon the terms, and subject to the conditions set forth therein, on the closing date (the “Closing”), Artemis will acquire all of the outstanding shares of the Company (the “Manuka Shares”) from the Shareholders in exchange of the issuance of 33,791,641 shares of Common Stock and 110,000 Preferred D shares of Artemis (the “Consideration Shares”). Such preferred shares are convertible into 66,000,000 shares of Common Stock of Artemis. As a result, the Shareholders will hold, immediately following the Closing, eighty-seven percent (89%) of Artemis’s issued and outstanding share capital.

The Share Exchange Agreement is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Artemis was treated as the “acquired” company for financial reporting purposes and the Company is considered the accounting acquirer.

ARTEMIS THERAPEUTICS, INC.

16,232,246 Shares of Common Stock

PERLIMINARY PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of approximate expenses to be incurred by us, in connection with the distribution of the Common Stock registered under this registration statement:

Amount
SEC registration fee	$1,853.2
Printer fees and expenses	$1,000
Legal fees and expenses	$10,000
Accountant’s fees and expenses	$10,000
Miscellaneous	$1,500
Total	$24,353.2

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (which we refer to as the DGCL) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

  Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

  Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

  We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

  Our certificate of incorporation authorizes the issuance of up to 200,000 shares of preferred stock and our Board of Directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. Such authority, together with certain provisions of Delaware law and of our certificate of incorporation and bylaws, may have the effect of delaying, deterring or preventing a change in control of us, may discourage bids for the Common Stock at a premium over the market price and may adversely affect the market price, and the voting and other rights of the holders of the Common Stock.

  Although we have no present intention to issue any additional shares of our preferred stock, we may do so in the future. The board of directors of a Delaware corporation may issue rights, options, warrants or other convertible securities, or rights entitling its holders to purchase, receive or acquire shares or fractions of shares of the corporation or assets or debts or other obligations of the corporation, upon such terms as are determined by the board of directors. Our Board of Directors is free, subject to their fiduciary duties to stockholders, to structure the issuance or exercise of the rights in a manner which may exclude significant stockholders from being entitled to receive such rights or to exercise such rights or in a way which may effectively prevent a takeover of the corporation by persons deemed hostile to management. Nothing contained in our certificate of incorporation will prohibit our Board of Directors from using these types of rights in this manner.

  Our current executive officer of the Company holds approximately 72% of the voting power of our outstanding shares. This person has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officer has the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officer may give rise to a conflict of interest with the Company and the Company’s shareholders.

  We are subject to the provisions of Section 203 of the GCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●
prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●
on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

  Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

  Set forth below are the sales of all securities by the Company in the last three years, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Act in reliance on Section 4(a)(2) of the Act, Rule 701 and/or Regulation S under the Securities Act.

  On December 21, 2021, Manuka entered into SPA with the Chomsky Group, pursuant to which Manuka agreed to sell 15,656 of its Ordinary Shares to Adler for aggregate consideration of $375,024 and 5,208 Ordinary Shares to Eyal for aggregate consideration of $124,992. Following the consummation of the transactions contemplated by the SPA, Adler and Eyal’s equity holdings of Manuka represented 17.24% of the issued capital of Manuka, on a fully diluted basis. In addition, pursuant to the SPA, Manuka is entitled to sell an additional 4,166 Ordinary Shares to any third party to complement a total investment of $600,000, providing however that these additional shares shall be sold pursuant to the same terms as the allotted shares in the SPA. Pursuant to the SPA, in the event that Manuka issues to any entity shares, options or other securities converted into shares, at a price per share of less than $24 (the “Reduced Price”), Manuka shall make to Chomsky Group whole in a way of additional issuance of shares such that the Chomsky Group has effectively paid the Reduced Price. Such right shall expire once the Manuka has raised, an aggregate of, at least $1,000,000. In the event that the Manuka shall issue to any other party shares with senior rights to the rights of the shares issued to Chomsky Group (“Senior Rights”), then the shares issued to Chomsky Group shall be converted to the same Senior Rights, on the date the Company issues such Preferred Shares. Such right shall expire once Manuka has raised, an aggregate of, at least $1,000,000.

  On March 6, 2022, we signed a Share Exchange Agreement, as amended, with Manuka, pursuant to which Manuka became our wholly owned subsidiary. Following the Closing Date, we adopted the business of Manuka. Pursuant to the terms of the Share Exchange Agreement, we acquired all of the Manuka Shares from Manuka’s shareholders in exchange for an aggregate amount of 33,791,641 shares of our Common Stock of  and 110,000 shares of our Series D Preferred stock (convertible into 66,000,000 shares of our Common Stock), such that Manuka’s shareholders held, immediately following the closing, eighty-nine percent (89%) of our issued and outstanding share capital (including and assuming the full conversion of the Series D Preferred stock).

  In addition, on June 30, 2022, we entered into various debt forgiveness agreements with various existing stockholders, including Tonak Ltd. (formerly our largest shareholder), for the forgiveness of an aggregate of $306,117 in outstanding debt in exchange for the issuance of 3,031,567 shares of our Common Stock. On June 30, 2022, we entered into various warrant exchange agreements for the exchange of certain warrants to purchase shares of our Common Stock, originally issued in October 2017, in exchange for an aggregate of 2,342,802 shares of our Common Stock. On June 30, 2022, we entered into several debt forgiveness agreement and warrant exchange agreements, including: (i) a debt forgiveness agreement with Cutter Mill Capital LLC, pursuant to which we agreed to issue 894,169 shares of our Common Stock. We also agreed to register all such shares of Common Stock issued to Cutter Mill Capital, , within the earlier of 60 days following the closing date of the Share Exchange Agreement (provided, however that in the event we have not cleared comments with the SEC with respect to this filing relating to the transactions contemplated by the Share Exchange Agreement, such date shall be 90 days following the date if the agreement) and the date that we file its next registration statement, and agreed to obtain effectiveness within 90 days (or 120 days in the event of a full review by the SEC); (ii) a debt forgiveness agreement with Tonak Ltd., pursuant to which we agreed to issue 1,573,582 shares of our Common Stock; (iii) a debt forgiveness agreement with Hadasit Medical Research Services and Development Ltd., pursuant to which we agreed to issue 95,256 shares of our Common Stock; (iv) warrant exchange agreements with Globis Capital Partners, LP and Globis International Investments LLC, pursuant to which we agreed to issue 1,585,682 and 616,654 shares of our Common Stock, respectively; (v) warrant exchange agreements with Brian M. Culley and Amiad Solomon, pursuant to which we agreed to issue to each 220,233 shares of our Common Stock; and (vi) an option exchange agreement with Chanan Morris, pursuant to which we agreed to issue to each 780,934 shares of our Common Stock.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

3.1*
Articles of Incorporation of the Company, as amended (previously filed as exhibit 3.1 to our Form 10-SB filed with the SEC on June 10, 1998; Exhibits 3.1 and 3.2 to our Current Report on Form 8-K filed with the SEC on November 8, 2002; Exhibit 4 to our Current Report on Form 8-K filed with the SEC on July 22, 2003; and Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 24, 2010).

3.2*	Certificate of Amendment, dated September 8, 2022, previously filed as exhibit 3.1 to our Current Report Form 8-K with the SEC on September 9, 2022).
4.1*	Certificate of Designation of Series D Convertible Preferred Stock, previously filed as Exhibit 4.1 to Current Report 8-K on July 5, 2022.
5.1#	Opinion of Sullivan & Worcester LLP.
10.1*
Share Exchange Agreement by and between Artemis Therapeutics, Inc., Manuka Ltd., an Israeli company and the shareholders of Manuka Ltd., dated March 6, 2022, previously filed as exhibit 10.1 to our Form 10-Q with the SEC on May 23, 2022.

10.2*^
First Amendment to the Share Exchange Agreement by and between Artemis Therapeutics, Inc., Manuka Ltd., an Israeli company and the shareholders of Manuka Ltd., dated June 30, 2022, previously filed as Exhibit 10.2 to Current Report 8-K on July 5, 2022.

10.3*^	Supply Agreement between Manuka Ltd. and Waitemata Honey Co. Ltd., dated July 20, 2021, previously filed as Exhibit 10.3 to Current Report 8-K on July 5, 2022.
10.4*^	English Translation of Agreement between Manuka Ltd. and Chic Cosmetic Industries 1987 Ltd., dated December 14, 2021, previously filed as Exhibit 10.4 to Current Report 8-K on July 5, 2022.
10.5*	English Translation of Import License from the Israeli Ministry of Health, dated February 28, 2022, previously filed as Exhibit 10.5 to Current Report 8-K on July 5, 2022.
10.6*	Form of Warrant Exchange Agreement, previously filed as Exhibit 10.6 to Current Report 8-K on July 5, 2022.
10.7*	Form of Debt Forgiveness Agreement, previously filed as Exhibit 10.7 to Current Report 8-K on July 5, 2022.
10.8**	Form of Indemnification Agreement
21.1*	List of Subsidiaries, previously filed as Exhibit 21.1 to Current Report 8-K on July 5, 2022.
23.1**	Consent of Brightman Almagor Zohar & Co., Certified Public Accountants, a firm in the Deloitte Global Network, an independent registered public accounting firm.
23.2#	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).
101.1
The following materials from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 formatted in Inline XBRL (eXtensible Business Reporting Language): (i) the Interim Condensed Consolidated Balance Sheets, (ii) the Interim Condensed Consolidated Statements of Comprehensive Loss, (iii) the Condensed Consolidated Statements of Stockholders Equity, (iv) the Interim Condensed Consolidated Statements of Cash Flows and (v) related notes to these financial statements, tagged as blocks of text and in detail.**

101.3
The following materials from the Registrant, formatted in XBRL (Extensible Business Reporting Language): (i) Balance Sheets as of December 31, 2021 and 2020, (ii) Statements of Comprehensive Loss for the years ended December 31, 2021 and 2020, (iii) Statements of Changes in Stockholders Equity for the years ended December 31, 2021 and 2020, (iv) Statements of Cash Flows for the years ended December 31, 2021 and 2020, and (v) related notes to these financial statements, tagged as blocks of text and in detail.**

107**	Filing Fee table

^
Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Previously filed.
**	Filed herewith.
#	To be filed by an amendment.

(b) Exhibits

Financial Statement Schedules:

The filing fee table required by Item 601(b)(107) of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index

(c) Exhibits

The filing fee table required by Item 601(b)(107) of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petach Tikva, Israel, on the September 21, 2022.

ARTEMIS THERAPEUTICS, INC.

By:	/s/ Shimon Citron
	Name:	Shimon Citron
	Title:	Chief Executive Officer and Director

 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Artemis Therapeutics, Inc., a Delaware corporation, do hereby constitute and appoint Shimon Citron and David Dana, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Shimon Citron	Chief Executive Officer and Director	September 21, 2022
Shimon Citron	(Principal Executive Officer)

/s/ David Dana	Chief Financial Officer	September 21, 2022
David Dana	(Principal Financial and Accounting Officer)